UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

A10 NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)
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A10 NETWORKS, INC.
2300 ORCHARD PARKWAY
SAN JOSE, CALIFORNIA 95131
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10 a.m. Pacific Time on Wednesday, April 26, 2023
Dear Stockholders of A10 Networks, Inc.:
The 2023 Annual Meeting of stockholders (the “Annual Meeting”) of A10 Networks, Inc., a Delaware corporation, will be held on Wednesday, April 26, 2023 at 10:00 a.m. Pacific Time, at 2300 Orchard Parkway, San Jose, California, for the following purposes, as more fully described in the accompanying proxy statement:
1.
To elect each of the director nominees named in the accompanying proxy statement, to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To approve, on an advisory and non-binding basis, the compensation of our named executive officers as described in the accompanying proxy statement;
3.	To ratify the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
4.	To approve the A10 Networks, Inc. 2023 Stock Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on February 28, 2023 as the record date for the Annual Meeting. Only stockholders of record on February 28, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending the Annual Meeting as a stockholder, please follow the instructions on page 52 of the proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 26, 2023 – THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.proxyvote.com. We are mailing a notice of availability over the Internet of the proxy materials which contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy.
Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.
We appreciate your continued support of A10 Networks, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.
By order of the Board of Directors,
Dhrupad Trivedi
President, Chief Executive Officer and Chairperson
San Jose, California
March 15, 2023

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at http://www.proxydocs.com and http://investors.a10networks.com

i

A10 NETWORKS, INC.
PROXY STATEMENT
FOR 2023 Annual Meeting OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Wednesday, April 26, 2023
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 Annual Meeting of stockholders of A10 Networks, Inc., a Delaware corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, April 26, 2023 at 10:00 a.m. Pacific Time, at 2300 Orchard Parkway, San Jose, California. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about March 15, 2023 to all stockholders entitled to vote at the Annual Meeting.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of five members and has the following characteristics:
•	Director Independence. 4 of the 5 individuals currently serving as directors are independent within the meaning of the listing standards of the New York Stock Exchange.
•	Director Diversity. 60% of our directors currently self-identify as being from one or multiple diverse groups, including gender.
•	Director Tenure. Our directors are not long service. 3 of 5 directors have less than 4.5 years of tenure. The average tenure of our directors is approximately 4.5 years.
•	Director Age. Average age of our directors is approximately 55 years.
•	Director Skills. Our directors have the following diverse experiences and perspectives in areas that are critical to the success of our business and to the creation of sustainable stockholder value:

The following table sets forth the names, ages and certain other information for each of our directors and director nominees as of March 15, 2023:
Name	Age	Director Since	Position
Dhrupad Trivedi	56	2019	President, Chief Executive Officer and Chairperson
Tor R. Braham(1)(2)	65	2018	Director
Peter Y. Chung(1)(2)(3)	55	2013	Director
Eric Singer(1)(2)(3)	49	2019	Director
Dana Wolf	48	2022	Director
(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee
Nominees for Director
Dhrupad Trivedi joined A10 Networks, Inc. in December 2019 as president and chief executive officer. Mr. Trivedi was also appointed as a member of our board of directors in December 2019 and as Chairperson of the board in September 2020. From March 2013 to November 2019, Mr. Trivedi served as President, Network Solutions – Industrial IT/IOT and Cybersecurity at Belden Inc. (NYSE: BDC), a manufacturer of networking, connectivity, and cable products, and also served as a corporate vice president from January 2010 to March 2013. Prior to this, he held multiple general management and corporate development roles at JDS Uniphase Corporation. Mr. Trivedi holds a

Ph.D. in electrical engineering from the University of Massachusetts, Amherst, a master’s degree in electrical engineering from the University of Alabama and an MBA in finance from Duke University. Mr. Trivedi brings global leadership experience across multiple businesses and is passionate about driving leading technology businesses to win by creating value for customers.
Tor R. Braham has served as a member of our board of directors since March 2018. He is currently also a director of Viavi Solutions Inc. (Nasdaq: VIAV), a network and service enablement and optical coatings company. Mr. Braham is also Of Counsel to the law firm of King, Holmes, Paterno and Soriano, LLP. He previously served as a member of the board of directors of Yahoo! Inc., a provider of web services from April 2016 to June 2017, Altaba, Inc., a publicly traded investment company from June 2017 to December 2021, NetApp, Inc. (Nasdaq: NTAP), a computer storage and data management company, from September 2013 to March 2016, Sigma Designs, Inc. (“Sigma”), an integrated circuit provider for the home entertainment market, from June 2014 to August 2016, Live Oak Acquisition Corp (NYSE: DNMR) from February 2020 to December 2020, and Live Oak Acquisition Corp II (NYSE: LOKB), from December 2020 to October 2021. Mr. Braham served as Managing Director and Global Head of Technology Mergers and Acquisitions for Deutsche Bank Securities Inc., an investment bank, from 2004 until November 2012. From 2000 to 2004, he served as Managing Director and Co-Head of West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston, an investment bank. Prior to that role, Mr. Braham served as an investment banker with Warburg Dillon Read LLC and as an attorney at Wilson Sonsini Goodrich & Rosati. Mr. Braham has specific attributes that qualify him to serve as a member of our board of directors, including his extensive financial experience and knowledge of the technology industry gained through his service as an investment banker and lawyer to technology companies, as well as his service on public and private company boards.
Peter Y. Chung has served as a member of our board of directors since June 2013. Mr. Chung is a Managing Director and Chief Executive Officer of Summit Partners, L.P., where he has been employed since 1994. He is currently a director of MACOM Technology Solutions Holdings, Inc. (Nasdaq: MTSI) as well as several privately-held companies. Mr. Chung previously served as a member of the board of directors of Acacia Communications, Inc. Mr. Chung has an M.B.A. from the Stanford University Graduate School of Business and an A.B. in Economics from Harvard University. Mr. Chung has specific attributes that qualify him to serve as a member of our board of directors, including his experience in investment banking, private equity and venture capital investing and in the communications technology sector, as well as his prior service on public and private company boards.
Eric Singer has served as a member of our board of directors since July 2019 and as our lead independent director since September 2021. Since January 2023, Mr. Singer has served as the Chief Executive Officer of Immersion Corporation (Nasdaq: IMMR), a developer and licensor of touch feedback technology, a member their board of directors since March 2020, and as executive chairman since August 2020. Mr. Singer is a founder and Managing Member of VIEX Capital Advisors, LLC, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation (Nasdaq: QMCO), a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma, among other companies. Mr. Singer has a B.A. from Brandeis University. Mr. Singer has specific attributes that qualify him to serve as a member of our board of directors, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public and private company boards.
Dana Wolf has served as a member of our board of directors since June 2022. Ms. Wolf is currently the Chief Executive Officer / co-founder of YeshID, an identity and access management provider. From August 2017 to November 2021 she served as Senior Vice President of Product & Marketing at Fastly Inc. (NYSE: FSLV), a global edge cloud network provider. From August 2013 to August 2017, she was the Head of Product for the cloud security product lines at OpenDNS, Inc. (acquired by Cisco Systems, Inc. (Nasdaq: CSCO)), a company providing domain name system resolution services. Ms. Wolf has over 18 years of experience in the security space, holding both product and engineering leadership roles at both Rapid7 Inc. (Nasdaq: RPD), a cyber security analytics and automation services company, and RSA Security LLC, a computer and network security company with a focus on protecting and managing online identities and digital assets. Ms. Wolf holds a B.A. from Lawrence University in Mathematics, Computer Science and Theatre and an M.B.A. (High Tech) from Northeastern University. Ms. Wolf has specific attributes that qualify her to serve as a member of our board of directors, including her extensive experience in the cyber security industry and cloud-based businesses.
Director Independence
Our common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of the New York Stock Exchange.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that all of our directors other than Mr. Trivedi, our chief executive officer, are “independent” as that term is defined under the listing standards of the New York Stock Exchange and do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving him or her described in the section titled “Related Person Transactions.”
Board Leadership Structure
The Board is committed to strong, independent Board leadership and oversight of management’s performance. The Board believes that whether to have the same person occupy the offices of Chairperson of the Board and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interests of our stockholders. If the Chairperson is an employee, the Board may appoint a lead independent director to help ensure robust independent leadership on the Board.
The Chairperson of the Board has the powers and duties customarily and usually associated with the office of the chairperson of the board, including setting the schedule and agenda for Board meetings and presiding at meetings of the Board and meetings of our stockholders, unless a Chairperson of a stockholder meeting is otherwise appointed by the Board. The Chairperson also has the authority to call special meetings of our stockholders. If our Chairperson is an independent, non-employee director, the Chairperson has the responsibilities of the lead independent director.
Mr. Trivedi currently serves as both Chairperson of our board of directors and our Chief Executive Officer. Our board believes that the current board leadership structure provides effective independent oversight of management while allowing our board and management to benefit from Mr. Trivedi’s leadership and years of experience as an executive in multiple global high technology industries including networking, cloud, IOT and cybersecurity. Mr. Trivedi is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Trivedi possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing our company.
Lead Independent Director
Our lead independent director has the responsibility to schedule and prepare agendas for meetings of the outside directors. The lead independent director may communicate with our Chief Executive Officer, disseminate information to the rest of the Board in a timely manner, raise issues with management on behalf of the outside directors when appropriate, and facilitate communications between management and the outside directors. In addition, the lead independent director may have other responsibilities, including calling meetings of outside directors when necessary and appropriate, being available, when appropriate, for consultation and direct communication with our stockholders, building a productive relationship between the Board and the Chief Executive Officer, ensuring the Board fulfills its oversight responsibilities in our strategy, risk oversight and succession planning, and performing such other duties as the Board may from time to time designate.
Mr. Singer serves as our lead independent director. In this role, Mr. Singer presides over periodic meetings of our independent directors, serves as a liaison between our chairperson of the board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.
Board Meetings and Committees
During our fiscal year ended December 31, 2022, the board of directors held five (5) meetings (including regularly scheduled and special meetings) and acted by written consent five (5) times. Throughout the year, directors met frequently to discuss our operations, the impact of Covid-19 on our business, strategic matters and other business. In many instances, these meetings resulted in formal board action approved by unanimous written consent. In other instances, these meetings resulted in our board of directors providing input to our management team throughout the year. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our continuing directors attended our 2022 annual meeting of stockholders. Our board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of these committees is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit Committee
The audit committee is currently comprised of Messrs. Braham, Chung and Singer. Mr. Braham is the chair of the audit committee. Our board of directors has determined that each of the members of this committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the New York Stock Exchange and the SEC. Our board of directors has also determined that Mr. Braham and Mr. Chung each qualify as an “audit committee financial expert” as defined in the SEC rules and each satisfy the financial sophistication requirements of the New York Stock Exchange.
The audit committee is responsible for, among other things:
•	selecting and hiring our registered public accounting firm;
•	evaluating the performance and independence of our registered public accounting firm;
•	approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;
•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	overseeing, monitoring and coordinating with regard to risk management, including those relating to enterprise risk management (ERM) and cybersecurity;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports;
•	reviewing and approving in advance any proposed related person transactions; and
•	preparing the audit committee report to be included in our annual proxy statement as required by the SEC.

The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the charter of the audit committee is available on our website at http://investors.a10networks.com. During 2022, the audit committee held five (5) meetings.
Compensation Committee
The compensation committee currently consists of Messrs. Braham, Chung, and Singer. Mr. Chung is the chair of the compensation committee. Our board of directors has determined that each member of this committee is independent under the applicable rules and regulations of the New York Stock Exchange and the SEC, a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee is responsible for, among other things:
•
reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;

•	evaluating director compensation and making recommendations to the board of directors regarding such compensation;
•	administering our equity compensation plans;
•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and
•	preparing the compensation committee report to be included in our form 10-K or annual proxy statement as required by the SEC.
The compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of the compensation committee is available on our website at http://investors.a10networks.com. During 2022, the compensation committee held four (4) meetings and acted by written consent five (5) times.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee currently consists of Messrs. Chung, and Singer. Mr. Singer is the chair of the nominating and corporate governance committee. Our board of directors has determined that each member of this committee meets the requirements for independence under the rules of the New York Stock Exchange.
The nominating and corporate governance committee is responsible for, among other things:
•	evaluating and making recommendations regarding the composition, organization, and governance of our board of directors and its committees;
•	evaluating and making recommendations regarding the development, oversight, and implementation of the Company’s Environmental, Social, and Governance (“ESG”) policies, programs, and practices;
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evaluating and making recommendations regarding the policies, programs, practices, and reports concerning ESG, including sustainability, environmental protection, community and social responsibility, and human rights;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and
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reviewing actual and potential conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest.

The nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of the nominating and corporate governance committee is available on our website at http://investors.a10networks.com. During 2022, the nominating and corporate governance committee held four (4) meetings and acted by written consent three (3) times.
Compensation Committee Interlocks and Insider Participation
Messrs. Braham, Chung and Singer are the current members of our compensation committee. None of the members of our compensation committee is or has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity (including, but not limited to, diversity of gender, ethnicity, race, international background and life experience), independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. The Company is committed to diversity at all levels, including with our directors, and our nominating and corporate governance committee is committed to considering diversity, including gender diversity, in identifying future candidates for nomination to the board. Sixty percent of our directors self-identify as being from one or multiple diverse groups.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as such recommendations comply with our amended and restated certificate of incorporation currently in effect and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include, amongst other things provided in our Bylaws and under Section 14 of the Exchange Act, information about the candidate, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our Secretary at A10 Networks, Inc., 2300 Orchard Parkway, San Jose, CA 95131. If we hold the 2024 annual meeting of stockholders no more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then our Secretary must receive the written nomination;
•	no earlier than December 31, 2023; and
•	no later than the close of business on January 30, 2024.
If we hold the 2024 annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then our Secretary must receive the written nomination no earlier than the close of business on the 120th day before the actual date of the 2024 annual meeting and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2024 annual meeting; or
•	the 10th day following the day on which we first announce publicly the date of the 2024 annual meeting.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than February 26, 2024.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at A10 Networks, Inc., 2300 Orchard Parkway, San Jose, CA 95131, Attn: General Counsel. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, forward such communications to the member or members of our board of directors to whom such communications were directed, or if none is specified, to the Chairperson of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website under Governance Documents at http://investors.a10networks.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Compensation Governance
Hedging and Pledging
Pursuant to our Insider Trading Policy, all employees (including directors) are prohibited from engaging in transactions in publicly traded options and other derivative securities with respect to our common stock, including any hedging or similar transaction designed to decrease the risks associated with holding company securities. Our directors and named executive officers are also prohibited from pledging company securities as collateral or holding company securities in a margin account.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deemed appropriate.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risks associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Cybersecurity
Protecting the privacy and integrity of information and preventing cyber-crimes is a key focus of the Company. A10 is committed to providing networking solutions that enable next-generation networks focused on reliability, availability, scalability and cybersecurity. As cyber-attacks increase in volume and complexity, we integrate security as a key attribute in our solutions that further enable our customers to continue to adapt to market trends in cloud, internet of things and the ever increasing need for more data, building upon our strong global footprint and leadership in application and network infrastructure. Our board of directors is responsible for overseeing cybersecurity and data protection strategy. The Audit Committee reviews reports on data security matters and any risk exposure from our General Counsel, the head of Information Security and internal audit. We also have engaged an independent and national cybersecurity firm to analyze and help us enhance our cybersecurity strategy, policies and procedures to further reduce risk and enable secure growth.

Corporate Social Responsibility

We are committed to maintaining the highest standards of ethics and corporate governance, and to fostering a diverse and inclusive workforce. We believe these practices will deliver the highest value for our employees, customers, partners and shareholders. Our global footprint provides an additional level of sustainability for business performance and we carry through this responsibility across all our global locations. For this reason, we have an ESG policy to ensure that our Company is working towards continuing to a sustainable future in the following areas:
Environment
We are committed to business practices that preserve the environment upon which our society and economy depend. We are committed to meeting or exceeding all legal and compliance guidelines for our people, products, and operations. In addition, we strive to deliver products and services that minimize the impact to the environment throughout our value chain.
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We continue to evaluate environmental initiatives to further develop the Company’s policy and objectives. One such initiative is a sustainability project for reducing carbon emissions. We have engaged with a sustainability expert and set a baseline target year in 2019 for a 10-year carbon reduction plan. The strategy for this project is aligned with the 1.5°C initiative scope protocols.

•
Our corporate headquarters in San Jose, California is compliant with the California Building Energy Efficiency Standards - Title 24 to reduce wasteful and unnecessary energy consumption. We have planned for greater use of renewable energy in partnership with the local utility, PG&E. At our headquarters, we offer EV charging stations to our employees and visitors, and where applicable according to local requirements, we offer recycling and properly dispose of e-waste,

•
Under our Conflict Minerals Supply Chain Policy, we expect our suppliers to comply with our policy on responsible sourcing of minerals from conflict-affected and high-risk areas and to cooperate with our diligence inquiries and requests for information and certification as may be required to comply with reporting and disclosure obligations, and to not knowingly contribute to local conflict or human rights abuses.

Social
We believe in fostering a diverse and inclusive environment for employees, as well as encouraging diversity and inclusion within the customer and partner ecosystem, and our community at large. We strive to create a corporate culture that values diverse backgrounds and innovative thinking.
•	We have implemented Diversity, Equal Opportunity, and Inclusion action planning teams focused on analysis from diversity surveys and focus groups.

•
We offer a variety of training programs, such as engineering and product line management training, individual career development and coaching, training for sales and marketing and internship programs. Our training and employment opportunities aim to address both our business needs as well as employee growth.

•
We are committed to providing a work environment free from unlawful harassment and we prohibit all employees from engaging in harassment whether directed toward other employees or non-employees with whom we have a business, service, or professional relationship. Periodic training on our code of conduct and harassment policies is required.

•
We strive to be compliant with data privacy statutes globally. As a network security vendor, we review and apply security best practices. This includes onsite physical security of buildings and employees.

•	The health and well-being of our employees is and has been a priority. To ensure the health and well-being of all of our employees during the COVID-19 pandemic, we have taken the following measures:
○	Implemented work-from-home and social distancing policies for our organization;
○	Taken steps to ensure employee’s ability to remotely work-from-home when feasible;
○	Placed restrictions on travel by our employees and in-person meetings; and
○	Prepared our San Jose, CA headquarters facility to be compliant with all local and statewide COVID-19 requirements for those essential workers that are unable to work-from-home.
•
We offer an attractive and competitive mix of compensation and benefit plans to support our employees and their families’ physical, mental, and financial well-being. We believe that we employ a fair and merit-based total compensation system for our employees. Employees are generally eligible for medical, dental, vision, wellness and other comprehensive benefits, most of which become effective on their start date.

•
Almost all employees have an opportunity to acquire an ownership interest in our Company, and there are several programs that provide employees with the ability to own our stock. Generally, more than 90% of our employees participates in at least one of our stock programs, which almost all employees can participate in. Our discounted stock purchase program helps to build an employee ownership and inclusion mentality.

•	A10 supports the United Nations Global Compact and the protection of internationally proclaimed human right and labor standards. As such, A10:
○	Strictly prohibits human trafficking and child labor;
○	Provides compensation fairly and in accordance with local law;
○	Expects workloads and workdays to be reasonable and in compliance with local law;
○	Will not allow harsh or inhumane treatment of its workers; and
○	Will encourage and comport with the principles that enable working environments that are free from harassment and unlawful discrimination.
Governance
We are committed to building strong corporate governance guidelines based on best practices, changing requirements, and feedback from employees, customers, partners, vendors and shareholders.
•	We have an independent and diverse board comprised of members from variety of industries and backgrounds that aspires to best practice corporate governance features.
•
We have established standards and practices to which our board members, executives and employees are obligated to adhere, as outlined in the Code of Business Conduct and Ethics, Corporate Governance Guidelines, Conflict Minerals Supply Chain Policy, Whistleblower Policy, the Employee Handbook, and our Insider Trading Policy.

•	Shareholder input is important to us in designing our executive compensation philosophy and program. See “2022 Say on Pay.”

Director Compensation
Equity Compensation
Each non-employee director who first joins our board of directors will be granted an initial equity award with a value of $225,000. On the date of each annual meeting of stockholders, each continuing non-employee director will be granted an annual equity award with a value of $150,000. However, a continuing non-employee director who, as of the date of our annual stockholder meeting, has not served as a board member for the entire 12-month period prior to the annual stockholder meeting will receive an annual award with a value that is prorated based on the number of months the director served during the prior year. The initial and annual equity awards will be granted in the form of restricted stock units, and the number of shares to be granted pursuant to such equity awards will be determined by the closing price of a share of our common stock on the New York Stock Exchange on the grant date. A non-employee director who is not continuing as a director following an annual stockholder meeting will not receive an annual equity award at such meeting.
The initial equity award will be scheduled to vest in three, equal, annual installments from the date the non-employee director joins our board of directors, subject to continued service with us through each such date. Each annual equity award will vest as to 100% of the underlying shares on the earlier of the one-year anniversary of the award’s grant date or the date of our next annual stockholder meeting, subject to continued service with us through such date.
Cash Compensation
Our board of directors approved the following annual compensation package for our non-employee directors:
Annual Cash Retainer ($)
Annual retainer	30,000
Additional retainer for audit committee chair	20,000
Additional retainer for audit committee member	7,500
Additional retainer for compensation committee chair	12,000
Additional retainer for compensation committee member	5,000
Additional retainer for nominating and governance committee chair	7,500
Additional retainer for nominating and governance committee member	3,500
Additional retainer for non-executive chairperson of the board of directors(1)	30,000
Additional retainer for independent lead director	15,000
(1)	During 2022, we had an executive chairperson of the board. Accordingly, no payment was made in relation to this position in 2022.

Director Compensation for 2022
The following table provides information regarding the total compensation that was paid by the Company to each of our non-employee directors in 2022. None of our non-employee directors were granted option awards in 2022.
Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Tor R. Braham	48,750	149,995	198,745
Peter Y. Chung	53,000	149,995	202,995
Mary Dotz(3)	24,121	—	24,121
Eric Singer	61,250	149,995	211,245
Dana Wolf(4)	15,575	224,992	240,567
(1)
The aggregate number of shares of our common stock subject to stock awards outstanding at December 31, 2022, for each non-employee director is as below. There were no outstanding stock options held by non-employee directors as of December 31, 2022:

Name	Aggregate Number of Stock Awards Outstanding at December 31, 2022 (#)
Tor R. Braham	10,316
Peter Y. Chung	10,316
Mary Dotz	—
Eric Singer	10,306
Dana Wolf	15,474
(2)
The amount reported in the Stock Awards column is the aggregate grant date fair value of the stock award, computed in accordance with equity compensation provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. As required by the rules of the SEC, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Note that the amount reported in this column does not correspond to the actual economic value that may be received by the director from the award.

(3)	Ms. Dotz resigned from the board of directors in June 2022.
(4)	Ms. Wolf was appointed to the board of directors in June 2022, at which time she received an initial equity grant.
Director Compensation for 2023
The compensation committee recommended modifications to compensation for non-employee directors pursuant to the recommendation of our independent compensation consultant, Pearl Meyer, to make the fees competitive. In February 2023, our board of directors approved the following modifications to non-employee director compensation:
•	A increase in the annual automatic equity grants to non-employee directors from $150,000 to $200,000; and
•	An increase in the annual cash compensation for each non-employee director from $30,000 to $50,000.
There were no other changes to the terms of the compensation for non-employee directors, including vesting and proration.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of five members. At the Annual Meeting, each of the five recommended nominees, if elected, will serve for a one-year term. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.
Nominees
As recommended by the nominating and corporate governance committee, the board’s nominees for election to the board are the following current members of the board: Tor R. Braham, Peter Y. Chung, Eric Singer, Dhrupad Trivedi and Dana Wolf. If elected, each nominee would hold office until the annual meeting to be held in 2024 and until their successor is elected and qualified or until their earlier death, resignation or removal. For information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of the nominees listed above. Each nominee has advised us that they are willing to serve on our board of directors, if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of each director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to obtain an advisory vote (non-binding) from our stockholders on the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, the compensation committee or our board of directors. However, the Say-on-Pay vote will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 26 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2023 Annual Meeting pursuant to Item 402 of Regulation S-K and other compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
Vote Required
The approval, on an advisory and non-binding basis, of the compensation of our named executive officers as described in this proxy statement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions are considered as a vote “against” the proposal because an abstention represents a share entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal. You may vote “for,” “against” or abstain” on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Armanino LLP (“Armanino”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2023. Armanino has served as our independent registered public accounting firm since September 2019 and audited our consolidated financial statements for our fiscal year ended December 31, 2019, 2020, 2021 and 2022. Representatives of Armanino will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Armanino as our independent registered public accounting firm for our fiscal year ending December 31, 2023. The audit committee is submitting the appointment of Armanino to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders do not ratify the appointment of Armanino, our board of directors may reconsider the appointment.
Notwithstanding the appointment of Armanino and even if our stockholders ratify the appointment, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to the Company by Armanino for our fiscal year ended December 31, 2022 and 2021.
	2022	2021_
Audit Fees(1)	$1,049,500	$806,950
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$1,049,500	$806,950
(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.
Auditor Independence
In our fiscal year ended December 31, 2022, there were no other professional services provided by Armanino, other than those listed above, that would have required the audit committee to consider their compatibility with maintaining the independence of Armanino.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Armanino for our fiscal year ended December 31, 2022 and 2021 were pre-approved by the audit committee.

Vote Required
The ratification of the appointment of Armanino requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ARMANINO LLP.

PROPOSAL NO. 4
APPROVAL OF THE A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN
Stockholders are being asked to approve the A10 Networks, Inc. 2023 Stock Incentive Plan (the “2023 Plan”), which has been approved by the board of directors on March 10, 2023, subject to stockholder approval. The 2023 Plan is intended to continue our long-term equity compensation program, currently implemented under the A10 Networks, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which 2014 Plan is set to expire by its terms in March of 2024. If our stockholders approve the 2023 Plan, the 2023 Plan will replace the 2014 Plan and no further grants will be made under the 2014 Plan after the 2023 Plan becomes effective. The material features of the 2023 Plan are summarized below. The 2023 Plan is included in its entirety as Annex A to this Proxy Statement.
The 2014 Plan and our currently operative Employee Stock Purchase Plan are our only active employee equity incentive plans. We also have existing awards outstanding under our previously maintained 2008 Stock Plan (the “2008 Plan”), the last of which are scheduled to expire on February 5, 2024. No further grants may be made under the 2008 Plan and, if the 2023 Plan becomes effective, no additional grants will be made under the 2014 Plan. As of February 28, 2023, the following awards were outstanding under our 2014 Plan and our 2008 Plan (collectively the “Predecessor Plans”): (i) options with respect to 214,306 shares with a weighted average exercise price of $6.98 and a weighted average remaining term of 1.31 years and (ii) unvested full-value awards covering 3,417,866 shares.
Our 2023 Plan, and our expected administration of that plan, includes a number of responsible corporate governance best practices. These include, but are not limited to, the following:
•	CEO Performance Based Awards. For 2021 and 2022, our CEO received 70% of his total equity awards in PRSUs.
•	Change in Control. We have put in place change in control severance agreements with certain of our executives which provide for double-trigger acceleration of equity awards on a change in control.
•	No Liberal Share Recycling. The 2023 Plan does not include a liberal share recycling feature.
•	No Dividends on Unvested Equity Awards. Under the 2023 Plan, dividends may not be paid with respect to unvested equity awards.
•	No Discounted Options. Stock options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, except as otherwise specifically provided for in the award agreement.
•	Tax Gross-ups. The 2023 Plan does not provide for any tax gross-ups.
Grant Practices and Key Data
Burn rate, which is a measure of share utilization rate in equity compensation plans, is an important factor for investors concerned about shareholder dilution. Burn rate is defined as the gross number of equity-based awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year. Our board of directors does not anticipate a significant increase in our average burn rate and estimates that the share reserve proposed (as described below) for the 2023 Plan, will be sufficient for approximately 3.2 years, assuming no strategic transactions or similar acquisitions that increase the size of our organization and the number of our equity-eligible employees.

Our equity-based compensation model results in a “burn rate” as indicated in the chart below.
	2022	2021	2020	Average
(a) RSUs granted(1)	1,230,180	1,341,191	1,133,946	1,235,106
(b) PSUs granted(1)	314,538	352,293	884,299	517,043
(c) Shares underlying options granted(1)	0	0	0	0
(d) Net increase in diluted shares due to equity awards (a+b+c)(1)	1,544,718	1,693,484	2,018,245	1,752,149
(e) Weighted-average basic shares outstanding	75,528,000	77,046,000	77,776,000	76,783,333
(f) Burn rate (d/e)(2)	2.05%	2.20%	2.59%	2.28%
(1)	Reflects the gross number of shares underlying awards made to participants during the respective year.
(2)	Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.
Overhang is a commonly used measure to assess the dilutive impact of equity programs such as the 2023 Plan. Overhang shows how much existing shareholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market. Overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted, divided by the total diluted shares of common stock outstanding at the end of the year. The table below provides updated overhang data as of February 28, 2023:
(a) New shares proposed under the 2023 Plan	5,600,000
(b) Shares underlying outstanding awards(1)	3,632,172
(c) Shares remaining available under the 2014 Plan(2)	8,939,713
(d) Total shares authorized for or outstanding under awards (assuming approval of Proposal 4) (a+b)	9,232,172
(e) Total shares outstanding	74,096,407
(f) Overhang (d/e)	12.46%
(1)	Of such shares, 214,306 are option awards with a weighted average exercise price of $6.98.
(2)	Does not include 1,111,702 shares reserved under the Employee Stock Purchase Plan. No new awards will be available for issuance under the 2014 Plan once the 2023 Plan becomes effective.
Highlights of the 2023 Plan
Subject to shareholder approval, the 2023 Plan will become effective upon the date our shareholders approve the 2023 Plan. Once the 2023 Plan is effective, no further grants will be made under the 2014 Plan. This summary is not a complete description of all provisions of the 2023 Plan and is qualified in its entirety by reference to the 2023 Plan, which is included as Annex A to this Proxy Statement.
Stock Awards; Eligibility. The 2023 Plan provides for incentive stock options, or ISOs, non-qualified stock options, or NSOs, restricted share awards, stock unit awards, stock appreciation rights, other stock-based awards, performance-based stock awards, (collectively, “stock awards”) and cash-based awards (stock awards and cash-based awards are collectively referred to as “awards”). ISOs may be granted only to our employees, including officers, and the employees of our parent or subsidiaries. All other awards may be granted to our employees, officers, our non-employee directors, and consultants and the employees and consultants of our subsidiaries and affiliates. As of February 28, 2023, approximately 589 individuals would have been eligible to participate in the 2023 Plan if the plan were then in effect.
Share Reserve. The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2023 Plan will not exceed the sum of (x) 5,600,000 shares (as adjusted for stock splits, stock dividends, combinations, and the like), plus (y) any shares underlying outstanding awards under the Predecessor Plans that are forfeited or terminated after the effective date of the 2023 Plan for any reason before being exercised or becoming vested.
If restricted shares or shares issued upon the exercise of options granted under our 2014 Plan are forfeited, then such shares will again become available for awards under the 2023 Plan. If stock units, options, or stock appreciation rights awarded under our 2014 Plan are forfeited or terminate for any reason before being exercised or settled, then the corresponding shares will again become available for awards under the 2023 Plan. For the avoidance of doubt, shares underlying any portion of an award under the 2023 plan which is settled in cash and shares withheld to cover any applicable tax withholding or exercise price, will not return to the 2023 Plan share reserve.
Shares issued under the 2023 Plan will be authorized but unissued shares, treasury shares, or previously issued shares. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the 2023 Plan.
Incentive Stock Option Limit. The maximum number of shares that may be issued upon the exercise of ISOs under the 2023 Plan is equal to five (5) times the number of shares specified in subpart (x) of the 2023 Plan’s share reserve formula as described above under the heading “Share Reserve,” plus, to the extent allowable under Section 422 of the Code, any shares of common stock that become available for issuance under the 2023 Plan on account of an award being forfeited before all underlying shares have been issued or settled.
Grants to Outside Directors. The sum of (i) the grant date fair value for financial reporting purposes of any awards granted during any calendar year under the 2023 Plan to an outside director as compensation for services as an outside director and (ii) any cash fees paid by us to such outside director during such calendar year for service on our board of directors, may not exceed seven hundred and fifty thousand dollars ($750,000), or, in the calendar year in which the outside director is first appointed or elect to our board of directors, one million dollars ($1,000,000).
Administration. The 2023 Plan will be administered by the compensation committee appointed by our board of directors or by the board of directors acting as the compensation committee. Subject to the limitations set forth in the 2023 Plan, the compensation committee will have the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The compensation committee also will have the authority to determine the consideration and methodology of payment for awards. To the extent permitted by applicable law, the board of directors or compensation committee may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons subject to a maximum total number of awards.
Repricing; Cancellation and Re-Grant of Stock Awards. The compensation committee will have the authority to modify outstanding awards under the 2023 Plan. Subject to the terms of the 2023 Plan, the compensation committee will have the authority to cancel any outstanding stock award in exchange for new stock awards, including awards having the same or a different exercise price cash, or other consideration, without stockholder approval but with the consent of any adversely affected participant.
Stock Options. A stock option is the right to purchase a certain number of shares of common stock, at a certain exercise price, in the future. Under the 2023 Plan, ISOs and NSOs are granted pursuant to stock option agreements adopted by the compensation committee. The compensation committee determines the exercise price for a stock option, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2023 Plan vest at the rate specified by the compensation committee.
Stock options granted under the 2023 Plan generally must be exercised by the optionee before the earlier of the expiration of such option or the expiration of a specified period following the optionee’s termination of employment. The compensation committee determines the term of the stock options up to a maximum of 10 years. Each stock option agreement will also set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.
Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) future services or services rendered to the company or its affiliates prior to the award, (3) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (4) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (5)  by a “net exercise” arrangement, (6) by delivering a full-recourse promissory note, or (7) by any other form that is consistent with applicable laws, regulations, and rules.
Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own common stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least one 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Share Awards. The terms of any awards of restricted shares under the 2023 Plan will be set forth in a restricted share agreement to be entered into between us and the recipient. The compensation committee will determine the terms and conditions of such restricted share agreements, which need not be identical. A restricted share award may be subject to vesting requirements or transfer restrictions or both. Restricted shares may be issued for such consideration as the compensation committee may determine, including cash, cash equivalents, full recourse promissory notes, past services and future services. Award recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to those shares, provided that dividends and other distributions will not be paid in respect of unvested portions.
Stock Unit Awards. Stock unit awards give recipients the right to acquire a specified number of shares of stock (or cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the compensation committee and as set forth in a stock unit award agreement. A stock unit award may be settled by cash, delivery of common stock, a combination of cash and common stock as deemed appropriate by the compensation committee. Recipients of stock unit awards will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled.
Stock Appreciation Rights. Stock appreciation rights generally provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The compensation committee determines the exercise price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2023 Plan vests at the rate specified in the stock appreciation right agreement as determined by the compensation committee. The compensation committee determines the term of stock appreciation rights granted under the 2023 Plan, up to a maximum of ten years. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the compensation committee, equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised.
Other Stock Awards. The compensation committee may grant other awards based in whole or in part by reference to our common stock. The compensation committee will set the number of shares under the stock award and all other terms and conditions of such awards.
Cash-Based Awards. A cash-based award is denominated in cash. The compensation committee may grant cash-based awards in such number and upon such terms as it will determine. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares of common stock, as determined by the compensation committee.
Performance-Based Awards. The number of shares or other benefits granted, issued, retainable and/or vested under a stock or stock unit award may be made subject to the attainment of performance goals. The compensation committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
Changes to Capital Structure. In the event of a recapitalization, stock split, or similar capital transaction, the compensation committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2023 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.
Transactions. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement may provide, without limitation, for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) the immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, (4) cancellation of the award, to the extent not vested or not exercised prior to the effective time of the merger or reorganization, in exchange for such cash or equity consideration (including no consideration) as the compensation committee, in its sole discretion, may consider appropriate, or (5) the settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards, provided that any such amount may be delayed to the same extent that payment of consideration to the holders of shares in connection with the merger or reorganization is delayed as a result of escrows, earnouts, holdbacks or other contingencies.
Change of Control. The compensation committee may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to acceleration of vesting and exercisability in the event of a change of control. If an award is not assumed or substituted by a successor in change in control, such award will vest in full (including at 100% of target for performance awards). Awards held by outside directors will vest in full (including at 100% of target for performance based awards) upon a change in control.
Transferability. Unless the compensation committee provides otherwise, no award granted under the 2023 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order, provided that all ISOs may only be transferred or assigned only to the extent consistent with Section 422 of the Code.
Amendment and Termination. Our board of directors will have the authority to amend, suspend, or terminate the 2023 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.
No ISOs may be granted more than 10 years after years after the later of (i) the approval of the 2023 Plan by the board of directors (or if earlier, the stockholders) and (ii) the approval by the board of directors (or if earlier, the stockholders) of any amendment to the 2023 Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.
Certain Federal Income Tax Aspects of Awards Under the 2023 Plan
This is a brief summary of the federal income tax aspects of awards that may be made under the 2023 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death or purport to describe any applicable employment taxes. The tax consequences of awards under the 2023 Plan depend upon the type of award.
Incentive Stock Options. The recipient of an ISO generally will not be taxed upon the grant or exercise of the ISO. Federal income taxes are generally imposed only when the ordinary shares from an exercised ISO are disposed of, by sale or otherwise. The amount by which the fair market value of the ordinary shares on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the ISO recipient does not sell or dispose of the ordinary shares until more than one year after the receipt of the shares and two years after the ISO was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the amount realized upon the sale or disposition of such shares will be treated as a long-term capital gain (or loss). If a recipient fails to hold the shares for the minimum required time, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of ordinary shares on the date of exercise (or, if less, the amount realized on the sale or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.
Nonstatutory Stock Options. The recipient of stock options not qualifying as ISOs (“NSOs”) generally will not be taxed upon the grant of the option. Federal income taxes are generally due from an NSO recipient when the NSOs are exercised. The excess of the fair market value of any ordinary shares purchased on such date over the exercise price of the NSO is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient on exercise. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the NSO recipient by reason of the exercise of the NSO.
Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying ordinary shares on the exercise date over the exercise price. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.
Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. While the awards to be granted pursuant to the 2023 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code if they are not exempt from coverage under such section, if they do not, a participant could be subject to additional taxes and interest.
2023 Plan Benefits
Grants of awards under the 2023 Plan are subject to the discretion of the compensation committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the 2023 Plan.
Interests of the Company Directors and Officers in the 2023 Stock Incentive Plan Proposal
When you consider the recommendation of our board of directors in favor of approval of the 2023 Plan, you should keep in mind that certain of our directors and officers have interests in the 2023 Plan that are different from, or in addition to, your interests as a shareholder. Our board of directors was aware of such interests during its deliberations on the merits of the 2023 Plan and in deciding to recommend that our shareholders submit written consents in favor of the 2023 Plan. These interests include, among other things, the interests discussed in “Board of Directors and Corporate Governance—Director Compensation;” and “Executive Compensation”
Vote Required
The approval of the A10 Networks, Inc. 2023 Stock Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions are considered as a vote “against” the proposal because an abstention represents a share entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal. You may vote “for,” “against” or abstain” on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE A10
NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on our website at http://investors.a10networks.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited financial statements with management and Armanino;
•	discussed with Armanino the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and
•
received the written disclosures and the letter from Armanino required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Armanino its independence.

Based on the audit committee’s review and discussions with management and Armanino, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit committee of the board of directors:
Tor R. Braham (Chair)
Peter Y. Chung
Eric Singer
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 15, 2023. Officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Dhrupad Trivedi . . . . . . . . .	56	President, Chief Executive Officer and Chairperson
Brian Becker. . . . . . . . . . . .	49	Chief Financial Officer
Matthew Bruening. . . . . . . .	57	Executive Vice President, Worldwide Sales and Marketing
Scott Weber . . . . . . . . . . . .	57	General Counsel, Chief Risk Compliance Officer and Secretary
Dhrupad Trivedi is also a director of our company. Please see the section titled “Board of Directors and Corporate Governance” for his background and experience.
Brian Becker has served as our Chief Financial Officer since February 2021. He was appointed Interim Chief Financial Officer in September 2020 and served as Vice President and Corporate Controller from January 2018 until such appointment. Prior to joining our company, Mr. Becker served as Vice President, Accounting and Corporate Controller for YuMe, Inc., a provider of brand video advertising software and audience data, from June 2014 to December 2017, and as Director, Revenue and Cost Accounting, from August 2013 to June 2014. He also served in various roles within Revenue Accounting at Symantec Corporation, a cybersecurity software and services company, from 2010 through 2012. Mr. Becker began his career in public accounting at Ernst & Young, LLP in San Jose, California. Mr. Becker is a certified public accountant licensed by the California Board of Accountancy and holds a B.A. in Business Economics from the University of California, Santa Barbara.
Matt Bruening has served as our Executive Vice President, Worldwide Sales and Marketing since January 2021, and, prior to that, served as our Executive Vice President, Worldwide Sales since April 2020. Mr. Bruening was previously Senior Vice President of Sales at Endgame, Inc., an endpoint security company since September 2017. Prior to Endgame, from July 2009 to June 2017 he served as Vice President, Enterprise Security Sales/ Americas at SecureWorks Corporation, an internet security company. From 2001-2004, Mr. Bruening was Vice President, Global Sales at Applied Innovation, a publicly traded company delivering network management solutions to major service providers. Mr. Bruening is a graduate of John Carroll University and holds numerous executive and sales leadership certifications.
Scott Weber joined A10 Networks as General Counsel, Chief Risk Compliance Officer and Secretary in June 2022. Mr. Weber has over thirty years of legal experience, most recently with Workday, Inc. (Nasdaq: WDAY) where he spent three years managing a dedicated commercial legal team in support of the North America large sales organization and Workday’s global contracts operations team. Prior to Workday, Weber served as Lumina Networks Inc.’s General Counsel in San Jose, Calif. after relocating from Singapore where he had spent 10 years leading Juniper Network, Inc.’s (NYSE: JNPR) Asian Legal department. His work at A10 includes oversight of A10’s legal and corporate compliance-related activities. Mr. Weber has a JD in law from Southern Methodist University and a BA from Emory University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program. The following persons are collectively referred to in this Compensation Discussion and Analysis and the accompanying compensation tables as our Named Executive Officers (“NEOs”):
Name	Position
Dhrupad Trivedi	President and Chief Executive Officer
Brian Becker	Chief Financial Officer
Matthew Bruening	Executive Vice President, Worldwide Sales and Marketing
Scott Weber(1)	General Counsel, Chief Risk Compliance Officer and Secretary
Robert Cochran(2)	Former Executive Vice President, Legal and Corporate Collaboration, Chief Risk Compliance Officer and Secretary
(1)	Mr. Weber was appointed to be our General Counsel, Chief Risk Compliance Officer and Secretary in June 2022.
(2)	Mr. Cochran resigned from his position as Executive Vice President, Legal and Corporate Collaboration, Chief Risk Compliance Officer and Secretary, effective June 30, 2022.
Executive Summary
Our products and services address security and infrastructure technology requirements. Increasingly, A10 Networks, Inc. is positioned as a diversified, differentiated security solutions provider, structured to mitigate fluctuations from any single customer or region. While we are not immune from recessionary impacts, our industry leadership makes our offerings a priority over discretionary investments. We remain well-positioned for continued success with both enterprise and service provider customers. In 2022 we successfully navigated supply chain constraints, maintained robust gross margins and effectively managed our operating expenses, which drove profitability and free cash flow. We have rapidly adapted to fluctuations in the macroeconomic environment and A10 Networks, Inc. continues to be focused on consistent organic growth, increasing profitability, and building long-term value. Our executive compensation philosophy is focused on real pay delivery through revenue and operating margin growth that drives total shareholder return (“TSR”) and aligns employees with customers and stockholders.
Financial Summary and Compensation Highlights

Our 2022 fiscal year was a year focused on driving growth and profitability with consistent operational excellence and execution amidst a challenging environment. Our compensation decisions were consistent with our financial performance, including the following:
•
Our 2022 fiscal year revenue was $280.3 million (up 12.1% from last year), which exceeded the target threshold of the revenue portion of our corporate performance goals under our 2022 Executive Cash Incentive Plan. As a result, bonuses were earned at 122% based on the revenue portion of our corporate performance, which accounts for 70% of the payout under the 2022 Executive Cash Incentive Plan.

•
Our 2022 fiscal year adjusted EBITDA was $75.1 million (representing 26.8% of revenue, in line with stated goals for profitability), which exceeded the minimum threshold corporate performance goals under our 2022 Executive Cash Incentive Plan. As a result, bonuses were earned at 97% based on the adjusted EBITDA portion of our corporate performance, which accounts for 30% of the payout under the 2022 Executive Cash Incentive Plan.

•	85% of our CEO’s and 70% of our other current named executive officers’ 2022 long-term equity incentive awards were performance-based with rigorous performance goals and targets.
•	Our one-year, two-year and three-year absolute TSR are 44%, 142% and 146%, respectively.
Based on the foregoing, we believe our increase in NEO compensation is in line with our improved financial and stock performance.
2022 Say on Pay
At our 2022 Annual Meeting, stockholders voted strongly in support of our executive compensation program with approximately 99% of votes cast in support of the Company’s say-on-pay proposal. We continue to engage our stockholders on various issues through an extensive and thoughtful investor relations program. During this engagement, stockholders have an opportunity to provide feedback on a variety of topics, including executive compensation. The Company’s outreach via investor conferences and other means has increased and we have received strong favorable support from our stockholders over the past few years. The compensation committee considers stockholders’ viewpoints in the development and approval of all compensation policies and practices at A10 Networks, Inc.
Compensation Practices
We are committed to sound executive compensation policies and practices, as highlighted in the following table.
	What We Do		What We Don’t Do
✔	Heavy emphasis on at-risk compensation. 85% for our CEO and an average of 70% for our other NEOs.	✘	Prohibition of hedging, pledging, and short sales. We prohibit short sales, transactions in derivatives, hedging, and pledging of our securities by our named executive officers
✔	Double-trigger and retention-oriented change in control provisions. We have double-trigger change in control provisions in place with our certain named executive officers that encourage retention.	✘	No retirement vesting. We do not include retirement vesting provisions in equity awards.
✔	Annual compensation risk assessment. Our compensation committee conducts an annual risk assessment of our compensation program.	✘	No pension or other special benefits. We do not provide pensions or supplemental executive retirement, health, or insurance benefits.
✔
Independent compensation consultant. When needed, our compensation committee has directly retained an independent compensation consultant that performs no services for us other than services for our compensation committee.
		✘	No change in control payments. We do not offer gross-up payments for related change of control excise taxes.
✔	At-will employment. We employ our named executive officers at will.	✘	No perquisites. We generally do not provide any perquisites to our named executive officers.
		✘	No repricing. We do not allow repricing of stock options without shareholder approval.

What Guides Our Program
Compensation Philosophy
Our executive compensation program is designed to attract and retain the best available personnel for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, and to reward our NEOs and other corporate officers for achieving strong operational performance and delivering on the Company’s strategic initiatives, both of which are important to the long-term success of the Company. Our philosophy is underpinned by the following key principles:
Performance-Driven and Stockholder-Aligned
A significant portion of our NEOs’ total compensation should be variable (“at-risk”) and linked to the achievement of specific short- and long-term performance objectives and designed to drive stockholder value creation.

Competitively-Positioned
Target Total Direct Compensation (“TDC”) should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.

Responsibly-Governed	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.
Principal Elements of Compensation
Our compensation philosophy is supported by the following principal elements of compensation:
	How It’s Paid	Rationale
Base Salary	Cash (Fixed)	Provide compensation to our NEOs for services based on their experience and past performance

Non-Equity Incentive Plan Compensation (Executive Cash Incentive Plan)	Cash (At Risk)	Motivate and reward our NEOs for focusing on individual and company objectives that drive increased stockholder value

Long-Term Equity Incentive Compensation	Equity (At Risk)	Align our NEOs’ interests with the long-term interests of our stockholders and to support our leadership retention strategy
Compensation Program Risk Assessment
Our compensation committee is required to assess whether our compensation policies and practices and, in particular, our performance based compensation practices, encourage executives or other employees to take unnecessary or unreasonable risks that could threaten the long term value of the Company or that are reasonably likely to have a material adverse effect on the Company. Our compensation committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Management believes that our practices adequately manage this risk because:
•	our executive compensation is periodically benchmarked by our independent compensation consultant to our peers;
•	annual cash incentives under the Executive Incentive Compensation Plan are capped at 140% of target;
•	our Executive Incentive Compensation Plan preserves discretion to permit our compensation committee to elect not to pay otherwise achieved bonus amounts for any reason; and
•	a meaningful component of compensation is equity grants with extended vesting periods designed to ensure that our executives value and focus on our long term performance.

Pay Mix
The charts below show the TDC of our Chief Executive Officer (“CEO”) and our other NEOs for fiscal 2022. These charts illustrate that a majority of executive compensation is at-risk (85% for our CEO and an average of 70% for our other NEOs).

As Mr. Cochran resigned during the 2022 fiscal year, his compensation was excluded. Mr. Weber’s annualized compensation was included, including target incentive compensation based on annualized base salary.
2022 Executive Compensation Program in Detail
Base Salary
Base salary is the primary fixed component of our NEOs’ compensation. We use base salary to compensate our NEOs for services rendered during the fiscal year and to ensure that we remain competitive in attracting and retaining executive talent. In making base salary decisions, the compensation committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The compensation committee takes into account factors such as relevant market data as well as individual performance and contributions. We typically review and consider adjustments to our named executive officers’ base salaries on an annual basis, and consistent with such practice, our compensation committee approved the following changes, effective February 1, 2023 to remain competitive.
	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary	% Change
Dhrupad Trivedi	$650,000	$675,000(1)	3.8%
Brian Becker	$310,000	$320,000(1)	3.2%
Matthew Bruening	$340,000	$355,000(1)	4.4%
Scott Weber	$300,000(2)	$300,000(3)	0%
Robert Cochran	$301,774(2)	—	—
(1)	Effective February 1, 2023.
(2)	Annualized base salary.
(3)	Mr. Weber’s annual base salary was determined upon his appointment as General Counsel in June of 2022.
2022 Executive Cash Incentive Plan
Our approach to annual incentive compensation supports our pay-for-performance philosophy and aligns individual payouts with the goals set forth in our annual operating plan. Under the Executive Incentive Plan, executives are eligible for cash awards based on our attainment of performance goals established by the compensation committee as part of our annual operating and strategic planning process. Unless otherwise determined by our compensation committee, to earn an actual award, a participant must be employed by the Company (or an affiliate of the Company) through the date the bonus is paid.
Target Award Opportunities
Our compensation committee considered (i) the desired target total cash compensation opportunity and target total direct compensation opportunity that it believed were reasonable and appropriate for each executive officer, (ii) each executive officer’s prior annual cash incentive awards, (iii) our current business environment, (iv) the competitive market data, and (v) each executive officer’s past performance, anticipated future contributions, role, responsibilities, skills and experience when establishing their target award opportunities for 2022. Target award opportunities for our NEOs for fiscal 2022, prorated for the time served in the role, were as follows:
Target Incentive Opportunity (as a % of Salary)
Dhrupad Trivedi	100%
Brian Becker	50%
Matthew Bruening	100%
Scott Weber	40%
Robert Cochran	50%
2022 Corporate Goals and Individual Performance Factors
The 2022 Executive Cash Incentive Plan is funded based upon corporate financial performance based on two objectives: Revenue and Adjusted net earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). Each performance objective has an established threshold, target and maximum performance objective which corresponds to payout levels of 60%, 100% and 140% of target incentives, respectively.
Our 2022 financial goals are based on our operating plan approved by our board of directors whose intent was to reward participants for growing the business and increasing profitability at a faster pace than our peers. The objectives were in line with analysts’ estimates and exceeded our 2021 financial results. The achievement percentage for each corporate objective will be linearly interpolated between established goals. Each participant’s calculated cash incentive award is then adjusted by an individual performance multiplier. In no event may the participant’s annual incentive opportunity exceed 140% of the target incentive opportunity. No payment will be made for achievement below the threshold performance levels.
		2022 Performance Objectives
Performance Measure	Weighting	Threshold	Target	Maximum
Revenue	70%	$263M	274.8M	$285M
adjusted EBITDA	30%	$68.5M	$75.6M	$79.5M
Potential Payout Level (as a % of Target)		60%	100%	140%
2022 Corporate Results and Individual Performance Determination
In early 2023, our compensation committee reviewed our achievement against our corporate performance goals. Based on 2022 revenue of $280.3 million (a $30.3 million, or 12.1%, improvement year-over-year) and adjusted EBITDA of $75.1 million (representing 26.8% of revenue, in line with stated goals for profitability), resulting in a 122% payout opportunity for the Revenue goal and a 97% payout opportunity for the adjusted EBITDA goal combined for a 114% overall achievement level. After multiplying the corporate performance factor by the individual performance factor, the below awards were earned by the NEOs for 2022. Individual performance was measured on the NEO’s overall contributions to the Company’s 2022 success in terms of revenue and adjusted EBITDA.

	2022 Target Award Opportunity	Corporate Achievement (as a % of Target)	Individual Performance Multiplier (as a % of Target)	Award Payout
Dhrupad Trivedi	$650,000	114%	108%	$800,000
Brian Becker	$155,000	114%	90%	$159,030
Matthew Bruening	$340,000	114%	110%	$426,360
Scott Weber	$63,781(1)	114%	90%	$65,439
(1)	Mr. Weber’s 2022 target award opportunity reflects the pro-rata amount.
Mr. Cochran forfeited his incentive opportunity upon his resignation.
2022 Long-Term Equity Incentive Compensation
The compensation committee believes that a significant emphasis on performance-based restricted stock unit awards (“PSUs”) enhance the pay-for-performance aspect of the compensation program and also further align the interests of executive management with our stockholders. Accordingly, on January 25, 2022, the compensation committee approved equity awards for certain of our NEOs with 70% of the target award value consisting of PSUs, and 30% of the award value consisting of RSUs covering the following target number of shares of our common stock.
	2022 PSUs	2022 RSUs
Dhrupad Trivedi	146,137	62,631
Brian Becker	21,920	9,395
Matthew Bruening	36,534	15,658
Robert Cochran	14,613	6,263
2022 PSU Awards
One-third (1/3rd) of the shares of our common stock subject to the PSU award (the “Eligible Portion”) will become eligible to vest upon the achievement of each of the three distinct stock price targets as set forth below (the “Performance Milestones”) subject to continued service to the Company. The Eligible Portion will vest in three equal installments, with the first one-third (1/3rd) of the Eligible Portion to vest within thirty (30) days of achievement of the Performance Milestone and an additional one-third (1/3) of the Eligible Portion to vest on each of the first and second anniversaries of achievement of the Performance Milestone, subject in each case to continued service on each such date.
$17.25 Performance Milestone: One-third (1/3rd) of the shares of the Company’s common stock subject to the PSU award will become an Eligible Portion upon the achievement of $17.25 or greater 100-Day Volume Weighted Average Stock Price (“VWAP”) occurring in the period beginning on the date of grant of the PSU award and ending on the four (4) year anniversary of such date (the “Performance Period”).
$18.00 Performance Milestone: One-third (1/3rd) of the shares of the Company’s common stock subject to the PSU award will become an Eligible Portion upon the achievement of $18.00 or greater VWAP during the Performance Period.
$18.75 Performance Milestone: One-third (1/3rd) of the shares of the Company’s common stock subject to the PSU award will become an Eligible Portion upon the achievement of $18.75 or greater VWAP during the Performance Period.
On the date of grant of the PSU awards, the VWAP was $15.39. As of December 31, 2022, none of the PSU award Performance Milestones were met.
2022 RSU Awards
The RSUs comprised the remaining 30% of the annual equity awards to each of the above-named executive officers and vest in three equal, annual installments with a first vest date of February 1, 2023, subject in each case to the named executive officer’s continued service through each vesting date.

2022 New Hire Awards
In July of 2022, in connection with his joining the company, our compensation committee approved the grant to Mr. Weber of time-based RSUs covering 14,920 shares of our common stock and PSUs covering 14,920 shares of our common stock.
Mr. Weber’s PSU award includes both performance-based vesting and service-based vesting and will become eligible to vest upon the achievement of the $18.00 or greater VWAP during the Performance Period (the “Weber Performance Milestone”), as well as continued service to the Company. The vesting of the shares of the Company’s common stock subject to the PSU Award will occur in three installments, with the first fifty percent (50%) of the shares of the Company’s common stock subject to the PSU Award to vest within thirty (30) days of achievement of the Weber Performance Milestone and an additional one-quarter (1/4th) to vest on each of the first and second anniversaries of achievement of the Weber Performance Milestone, subject in each case to continued service on each such date. On the date of grant of the PSU award, the VWAP was $14.45. As of December 31, 2022, the Weber Performance Milestone has not been met.
Mr. Weber’s RSU is scheduled to vest in four equal, annual installments with a first vest date of July 5, 2023, subject in each case to Mr. Weber’s continued service through each vesting date.
2023 Equity Awards
On February 21, 2023, after considering current peer practice, the compensation committee approved equity awards for certain of our NEOs with 60% of the target award value consisting of PSUs, and 40% of the award value consisting of RSUs covering the following target number of shares of our common stock.
	2023 PSUs	2023 RSUs
Dhrupad Trivedi	158,835	105,890
Brian Becker	20,251	13,501
Matthew Bruening	31,767	21,178
Scott Weber	11,912	7,942
The vesting and performance objectives of the 2023 PSUs and RSUs are substantially similar in nature to the 2022 awards, with the exception that there are two stock price targets ($17.50 and $19.00) for the PSUs rather than the three targets established under the 2022 PSU awards and fifty percent (50%) of the shares of our common stock subject to the PSU award will become eligible to vest upon the achievement of each target in three installments with fifty percent (50%) within thirty (30) days of achievement of the applicable target and an additional one-quarter (1/4th) on each of the first (1st) and second (2nd) anniversaries of achievement of the applicable target, subject in each case to continued service on each such date. The grant amounts and % of PSUs/RSUs reflects peer practice as recommended by our compensation consultant, Pearl Meyer.
Other Compensation Practices, Policies and Guidelines
Clawback Policy
The Company expects to adopt a clawback policy regarding accounting restatements in accordance with the SEC’s adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once such final rule is implemented by the NYSE.
Hedging and Pledging
Pursuant to our Insider Trading Policy, all employees (including executives) are prohibited from engaging in transactions in publicly traded options and other derivative securities with respect to our common stock, including any hedging or similar transaction designed to decrease the risks associated with holding company securities. Our named executive officers are also prohibited from pledging company securities as collateral or holding company securities in a margin account.
Retirement Plan
We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements under the plan. Participants of our 401(k) plan are able to defer a percentage of their eligible compensation, subject to applicable annual Internal Revenue Code and plan limits. All participants’ interests in their deferrals are 100%

vested when contributed. We also provide discretionary matching contributions under our 401(k) plan that generally vest over a 4-year period based on the participant’s employment. The Company makes a discretionary match of 50% of the first 6% of eligible compensation contributed, for up to $5,000 per year. Pre-tax or post-tax (Roth 401(k)) contributions are allocated to the participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Internal Revenue Code Section 401(a) with the plan’s related trust intended to be tax exempt under Internal Revenue Code Section 501(a). As a tax-qualified retirement plan, the 401(k) plan allows contributions (on traditional 401(k) plans), and earnings on those contributions, not to be taxable to the employees until distributed from the 401(k) plan.
Perquisites and Other Personal Benefits
We generally do not provide perquisites or other personal benefits to our named executive officers.
Tax and Accounting Considerations
In determining executive compensation, the compensation committee also considers, among other factors, the possible tax consequences to us and to our executives. To maintain maximum flexibility in designing compensation programs, the compensation committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible.
The Decision-Making Process
The Role of the Compensation Committee. The compensation committee oversees the executive compensation program for our NEOs. The compensation committee is comprised of independent, non-employee members of the board of directors. The compensation committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. The compensation committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full board of directors, based upon recommendations of the compensation committee.
The Role of Management. In order to decide how to compensate our executive officers, our compensation committee considers the recommendations of our CEO regarding compensation for the respective executive officers that report to him based on our results and each executive officer’s contribution toward these results and overall performance. Our CEO does not make recommendations as to his own compensation.
The Role of the Independent Consultant. The compensation committee may choose to engage an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. For initial 2022 pay decisions, the compensation committee did not utilize an outside consultant. In late 2022, the compensation committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant for the remainder of the year. Pearl Meyer was engaged to support the compensation committee’s efforts to review compensation and make recommendations for year-end and 2023 target levels of executive compensation. The compensation committee determined that Pearl Meyer was independent during 2022.

The Role of Competitive Market Data. Our compensation committee also decides how to compensate our executive officers, including the CEO, by considering competitive market data. For purposes of setting target compensation levels for 2022, we used information from Radford-AON to help us determine the appropriate level of overall target compensation for our executive officers. In making its determinations, the compensation committee reviewed information summarizing the compensation paid at peer group companies and more broad-based compensation surveys. The companies in the fiscal 2022 peer group were developed based on similarity in size and operations within the industries in which we operate and were as follows:
ADTRAN Holdings, Inc.	InterDigital, Inc.
Amplitude, Inc.	JFrog Ltd.
Cambium Networks, Corporation	MeridianLink, Inc.
Casa Systems, Inc.	N-able, Inc.
Consensus Cloud Solutions, Inc.	NetScout Systems, Inc.
Extreme Networks, Inc.	SecureWorks, Corp.
Fastly, Inc.	Sumo Logic, Inc.
ForgeRock, Inc.	Zeta Global Holdings Corp.
Intapp, Inc.	Zuora, Inc.
It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. The compensation committee also considers Company and individual performance and the nature of an individual’s role within the Company, as well as his or her experience and contributions to his or her current role when making its compensation-related decisions.
Compensation Committee Report
The compensation committee has reviewed and discussed with management the section titled “Compensation Discussion and Analysis” above. Based on such review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Peter Y. Chung (Chair)
Tor R. Braham
Eric Singer

Fiscal 2022 Summary Compensation Table
The following table provides information regarding the compensation paid to, or earned by, our named executive officers (each, an “NEO” and together, the “NEOs”) for each of our fiscal years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Dhrupad Trivedi(3) Chief Executive Officer & President	2022	645,833	—	2,999,996	800,000	7,451	4,453,280
	2021	591,667	—	1,699,993	840,000	3,590	3,135,250
	2020	500,000	75,500	—	424,500	3,890	1,003,890
Brian Becker Chief Financial Officer	2022	309,167	—	449,997	159,030	5,855	924,049
	2021	297,917	—	399,998	210,000	3,963	911,878
	2020	263,750	—	122,955	93,390	2,861	482,956
Matthew Bruening(4) Executive Vice President Worldwide Sales & Marketing	2022	338,333	—	749,999	426,360	7,451	1,522,143
	2021	320,000	50,000	599,998	448,000	4,951	1,422,949
	2020	206,515	25,601	925,000	174,399	1,736	1,333,251
Robert Cochran(5) Former EVP, Legal & Corporate Collaboration & Secretary	2022	150,872	—	299,988	—	250,624	701,484
	2021	301,744	—	499,998	211,220	18,139	1,031,101
	2020	301,744	—	599,991	128,090	6,342	1,036,167
Scott Weber(7) General Counsel	2022	160,227	—	402,243	65,439	3,328	631,237

(1)
The amounts reported in the Stock Awards column represent the grant date fair value of the stock award as computed in accordance with FASB ASC Topic 718. As required by the rules of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that the amount reported in this column does not correspond to the actual economic value that may be received by the NEO from the award. The assumptions that we used to calculate these amounts are discussed in Note 7 to our audited financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022. There were no stock options granted to our NEOs in fiscal year 2022. The grant date fair value of the stock awards granted in 2021 was $10.02 and in 2022 was $14.37 for all NEOs except Mr. Weber and $13.48 for Mr. Weber.

(2)	The amounts reported in this column represent life insurance premiums paid on behalf of the executive, 401(k) matching contributions and non-cash gifts.
(3)
The amount reported as Bonus represents a discretionary amount awarded by the compensation committee for Mr. Trivedi’s overall positive contributions to the company’s 2020 success in terms of revenue and adjusted EBITDA.

(4)
The amount reported as Bonus represents a discretionary amount awarded by the compensation committee for Mr. Bruening’s overall positive contributions to the company’s 2020 and 2021 success in terms of revenue and adjusted EBITDA.

(5)
Mr. Cochran resigned in June 2022 and forfeited all the non-equity incentive plan compensation under the 2022 Executive Cash Incentive Plan. The amount reported as All Other Compensation includes severance in the amount of $226,308 representing nine (9) months of salary as well as $15,395 representing six (6) months of continuing health coverage.

(6)	Mr. Weber was appointed as our General Counsel in June 2022.

Grants of Plan-Based Awards in 2022
The following table shows information regarding cash incentive and equity awards granted to our NEOs during our fiscal year ended December 31, 2022.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Plan Name(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
Dhrupad Trivedi	1/25/2022	Bonus Plan	390,000	650,000	910,000	—	—	—	—	—
	1/25/2022	2014 EIP				48,713	146,137	146,137	—	2,099,989
	1/25/2022	2014 EIP							62,631(4)	900,007
Brian Becker	1/25/2022	Bonus Plan	93,000	155,000	217,000	—	—	—	—	—
	1/25/2022	2014 EIP	—	—	—	7,307	21,920	21,920	—	314,990
	1/25/2022	2014 EIP	—	—	—	—	—	—	9,395(4)	135,006
Matthew Bruening	1/25/2022	Bonus Plan	204,000	340,000	476,000	—	—	—	—	—
	1/25/2022	2014 EIP	—	—	—	12,179	36,534	36,534	—	524,994
	1/25/2022	2014 EIP	—	—	—	—	—	—	15,658(4)	225,005
Robert Cochran(6)	1/25/2022	Bonus Plan	90,523	150,872	211,221	—	—	—	—	—
	1/25/2022	2014 EIP	—	—	—	4,871	14,613	14,613	—	209,989
	1/25/2022	2014 EIP	—	—	—	—	—	—	6,263(4)	89,999
Scott Weber	7/1/2022	Bonus Plan	38,160	63,781	89,040	—	—	—	—	—
	7/1/2022	2014 EIP	—	—	—	7,460	14,920(7)	14,920	—	201,122
	7/1/2022	2014 EIP	—	—	—	—	—	—	14,920(8)	201,122
(1)
Awards granted under the “Bonus Plan” represent cash incentives granted under our 2021 Executive Cash Incentive Plan. Awards granted under the “2014 Plan” represent awards granted under our 2014 Equity Incentive Plan.

(2)
Our non-equity incentive plan awards, and how they were determined, are based on corporate performance; 70% revenue and 30% adjusted EBITDA, as discussed above in the “Compensation Discussion and Analysis.” The amounts listed in this table represent the threshold, target and maximum amounts that would have been earned under the 2021 Executive Cash Incentive Plan assuming each NEO met the minimum thresholds, the target and the maximum of both revenue and adjusted EBITDA portions of the bonus that was awarded to the individual for fiscal year 2022. No amount of the corporate performance portion is earned for failure to achieve both minimum threshold levels for revenue and adjusted EBITDA.

(3)
The amounts shown represent shares potentially issuable pursuant to performance-based restricted stock units (or PSUs) granted under our 2014 Equity Incentive Plan, as discussed above in the “Compensation Discussion and Analysis”. This award has both performance-based vesting and service-based vesting. One third (1/3rd) of the shares of our common stock subject to the PSU award (the “Eligible Portion”) will become eligible to vest upon the achievement of each of the three stock price targets as follows (the “Performance Milestones”): $17.25, $18.00 and $18.75, as well as continued service to the Company. The Eligible Portion will vest in three equal installments, with the first installment to vest within 30 days of the date of achievement of the Performance Milestone and the remaining installments on the first (1st) and second (2nd) anniversaries of achievement of the Performance Milestone, subject in each case to NEO remaining a service provider through the applicable vesting date. The stock price achievement will be determined based on the 100-Day Volume Weighted Average Stock Price, as reported by Bloomberg L.P. or such other source the plan administrator deems reliable, for each trading day occurring in the trailing, one hundred (100) calendar days ending with (and inclusive of) the date of determination during the period beginning on the grant date of the PSU award and ending on the four (4) year anniversary of the grant date. In the event that we terminate the NEO’s employment without cause, excluding death or disability, or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the portion of the award for which any milestone has been met will vest in full.

(4)
These restricted stock units (RSUs) are scheduled to vest in three equal annual installments on the first, second and third year anniversaries of February 1, 2022, subject in each case to the NEO's continued service to the Company through each applicable vesting date. In the event that we terminate the NEO’s employment without cause, excluding death or disability, or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the award will accelerate vesting in full as provided under the terms of the NEO’s Change in Control and Severance Agreement or the terms of the specific award agreement related to such award.

(5)	Amounts reported in this column represent the grant date fair value of RSU and PSU awards, calculated in accordance with FASB ASC Topic 718.
(6)	Mr. Cochran resigned in June 2022 and forfeited all the non-equity incentive plan compensation under the 2022 Executive Cash Incentive Plan as well as his RSUs and PSUs granted in 2022.
(7)
The amount shown represents shares potentially issuable pursuant to performance-based restricted stock units (or PSUs) granted under our 2014 Equity Incentive Plan, as discussed above in the “Compensation Discussion and Analysis”. This award has both performance-based vesting and service-based vesting. The shares of the Company’s common stock subject to the PSU award will become eligible to vest upon the achievement of the $18.00 stock price target (the “Weber Performance Milestones”), as well as continued service to the Company. Upon achievement of the Weber Performance Milestone, the shares of the Company’s common stock subject to the PSU award will vest in four equal installments, with the first fifty percent (50%) of the shares of the Company’s common stock subject to the PSU award to vest within thirty (30) days of achievement of the Weber Performance Milestone and an additional one-quarter (1/4th) to vest on each of the first and second anniversaries of achievement of the Weber Performance Milestone, subject in each case to the NEO’s continued service on each applicable vesting date. The stock price achievement will be determined based on the 100-Day Volume Weighted Average Stock Price, as reported by Bloomberg L.P. or such other source the plan administrator deems reliable, for each trading day occurring in the trailing, one hundred (100) calendar days ending with (and inclusive of) the date of determination during the period beginning on the grant date of the PSU award and ending on the four (4) year anniversary of the grant date. In the event that we terminate the NEO’s employment without cause, excluding death or disability, or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the portion of the award for which any milestone has been met will vest in full.
(8)
These restricted stock units (RSUs) are scheduled to vest in four equal annual installments on the first, second, third, and fourth year anniversaries of July 5, 2022, subject in each case to the NEO's continued service to the Company through each applicable vesting date.

Outstanding Equity Awards at 2022 Year-End
The following table sets forth information regarding outstanding stock options and stock awards held by our NEOs as of December 31, 2022. The closing price per share on the NYSE of our common stock as of December 31, 2022 was $16.63 per share, which was used as the value of our common stock in the calculations.
		Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Dhrupad Trivedi	12/12/2019(2)(3)	31,250	519,688	—	—
	12/12/2019(2)(4)	250,002	4,157,533	—	—
	2/2/2021(2)(5)	33,932	564,289	—	—
	2/2/2021(2)(6)	39,588	658,348	—	—
	1/25/2022(2)(7)	62,631	1,041,554
	1/25/2022(8)	—	—	146,137	2,430,258
Brian Becker	7/23/2019(10)	3,750	62,363	—	—
	7/20/2020(11)	1,624	27,007	—	—
	7/20/2020(12)	812	13,504	—	—
	10/19/2020(6)	3,334	55,444	—	—
	2/2/2021(2)(6)	7,984	132,774	—	—
	2/2/2021(2)(9)	9,315	154,908	—	—
	1/25/2022(2)(7)	9,395	156,239	—	—
	1/25/2022(8)	—	—	21,920	364,530
Matthew Bruening	4/29/2020(2)(13)	12,500	207,875	—	—
	4/29/2020(2)(4)	66,667	1,108,672	—	—
	2/2/2021(2)(5)	11,976	199,161	—	—
	2/2/2021(2)(6)	13,974	232,388	—	—
	1/25/2022(2)(7)	15,658	260,393	—	—
	1/25/2022(8)	—	—	36,534	607,560
Scott Weber	7/1/2022(2)(14)	14,920	248,120	—	—
	7/1/2022(15)			14,920	248,120
(1)	Each of the outstanding stock option awards, RSU awards and PSU awards was granted under our 2014 Equity Incentive Plan.
(2)
In the event that we terminate the NEO’s employment without cause, excluding death or disability, or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the award will accelerate vesting in full as provided under the terms of the NEO’s Change in Control and Severance Agreement or the terms of the specific award agreement related to such award.

(3)
One quarter (1/4th) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of December 5, 2019, in each case subject to NEO remaining a service provider through each applicable vesting date.

(4)
All three performance milestones of this PSU have been met, therefore, one third (1/3rd) of shares subject to the respective milestone is scheduled to vest in equal, annual installments over a three-year period commencing on the one-year anniversaries of January 28, 2021, March 12, 2021 and August 5, 2021, subject in each case to NEO remaining a service provider through the applicable vesting date.

(5)
One third (1/3) of the shares of our common stock subject to the RSU award is scheduled to vest in three successive, equal, yearly installments commencing on the one-year anniversary of February 2, 2021, subject in each case to NEO remaining a service provider through the applicable vesting date.

(6)
All three performance milestones of this PSU have been met, therefore, the first one-third (1/3rd) of the shares subject to each performance milestone vested within 30 days of the date of achievement of the corresponding milestone and an additional one-third (1/3rd) on each of the first (1st) and second (2nd) annual anniversaries of July 30, 2021, August 17, 2021 and September 2, 2021, subject in each case to NEO remaining a service provider through the applicable vesting date.

(7)
One third (1/3) of the shares of our common stock subject to the RSU award is scheduled to vest in three successive, equal, yearly installments commencing on the one-year anniversary of February 1, 2022, subject in each case to NEO remaining a service provider through the applicable vesting date.

(8)	One third (1/3rd) of the shares of our common stock subject to the PSU award (the “Eligible Portion”) will become eligible to vest upon the achievement of each of the three stock price targets as follows (the “Performance Milestones”): $17.25, $18.00 and $18.75, as well as continued service to the Company. The Eligible Portion will vest in three equal installments, with the first installment to vest within 30 days of the date of achievement of the Performance Milestone and the remaining installments on the first (1st) and second (2nd) anniversaries of achievement of the Performance Milestone, subject in each case to NEO remaining a service provider through the applicable vesting date. The stock price achievement will be determined based on the 100-Day Volume Weighted Average Stock Price, as reported by Bloomberg L.P. or such other source the plan administrator deems reliable, for each trading day occurring in the trailing, one hundred (100) calendar days ending with (and inclusive of) the date of determination during the period beginning on the grant date of the PSU award and ending on the four (4) year anniversary of the grant date. In the event that we terminate the NEO’s employment without cause, excluding death or disability, or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the portion of the award for which any milestone has been met will vest in full.
(9)
One quarter (1/4th) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of January 5, 2018, subject in each case subject to NEO remaining a service provider through the applicable vesting date.

(10)
One quarter (1/4th) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of August 5, 2019, subject in each case subject to NEO remaining a service provider through the applicable vesting date.

(11)
One quarter (1/4th) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of August 5, 2020, subject in each case subject to NEO remaining a service provider through the applicable vesting date.

(12)
The performance milestone for this PSU has been met, therefore, fifty percent (50%) of the shares of our common stock subject to the PSU vested within 30 days of achievement of the milestone and one fourth (1/4th) of the shares subject to the PSU are scheduled to vest in two successive, equal, yearly installments commencing on the one-year anniversary of January 28, 2021, subject in each case subject to NEO remaining a service provider through the applicable vesting date.

(13)
One quarter (1/4th) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of May 5, 2020, subject in each case subject to NEO remaining a service provider through the applicable vesting date.

(14)
One quarter (1/4) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of July 5, 2022, subject in each case to NEO remaining a service provider through the applicable vesting date.

(15)
The shares of the Company’s common stock subject to the PSU award will become eligible to vest upon the achievement of the $18.00 stock price target (the “Weber Performance Milestones”), as well as continued service to the Company. Upon achievement of the Weber Performance Milestone, the shares of the Company’s common stock subject to the PSU award will vest in equal installments, with the first fifty percent (50%) of the shares of the Company’s common stock subject to the PSU award to vest within thirty (30) days of achievement of the Weber Performance Milestone and an additional one-quarter (1/4th) to vest on each of the first and second anniversaries of achievement of the Weber Performance Milestone, subject in each case to the NEO’s continued service on each applicable vesting date. The stock price achievement will be determined based on the 100-Day Volume Weighted Average Stock Price, as reported by Bloomberg L.P. or such other source the plan administrator deems reliable, for each trading day occurring in the trailing, one hundred (100) calendar days ending with (and inclusive of) the date of determination during the period beginning on the grant date of the PSU award and ending on the four (4) year anniversary of the grant date. In the event that we terminate the NEO’s employment without cause, excluding death or disability, or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the portion of the award for which any milestone has been met will vest in full.

Option Exercises and Stock Vested in 2022
The following table sets forth the number of shares of common stock acquired during 2022 by our NEOs upon the exercise of stock options and the vesting of stock awards and the value realized upon such exercise or vesting.
Name	Option Awards— Number of Shares Acquired on Exercise (#)	Option Awards— Value Realized on Exercise ($)(1)	Stock Awards— Number of Shares Acquired on Vesting (#)	Stock Awards— Value Realized on Vesting ($)(2)
Dhrupad Trivedi	—	—	202,802	3,184,686
Brian Becker	—	—	32,141	475,746
Matthew Bruening	—	—	59,542	857,144
Scott Weber	—	—	—	—
Robert Cochran	271,665	2,418,105	42,448	603,940
(1)
The value realized upon exercise was determined by multiplying (i) the number of shares exercised by (ii) the difference between the exercise price per share and the closing price per share on the NYSE of our common stock on the day of exercise.

(2)
The value realized upon vesting was determined by multiplying (i) the number of shares of our common stock acquired on vesting by (ii) the closing price per share on the NYSE of our common stock on the day of vesting.

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and none of our NEOs participated in a nonqualified deferred compensation plan during 2022.
Executive Officer Employment Agreements
We entered into employment offer letters with our NEOs in connection with commencement of employment with us. Mr. Trivedi, Mr. Bruening and Mr. Weber are eligible to receive certain severance payments and/or benefits in connection with their termination of employment under various circumstances, including following a change in control, pursuant to written change in control and severance arrangements described below.
Change in Control and Severance Agreements
We entered into a Change in Control and Severance Agreement (each, an “Agreement” and together, the “Agreements”) with each of Mr. Trivedi, Mr. Bruening, Mr. Cochran and Mr. Weber.
Each Agreement provides that upon completion of at least one year of employment in an executive role, except in the case of Mr. Trivedi who did not have a one year threshold, if (a) we terminate the executive’s employment with us for any reason other than for Cause (as defined below”) and not due to the executive’s death or Disability (as defined in the Agreement), or (b) the executive resigns for Good Reason (as defined below), and in each case the termination does not occur during the Change in Control Period (as defined below), the executive will receive the following severance benefits: (i) continuing payments of salary at a rate equal to executive’s base salary rate in effect immediately prior to the executive’s termination for a period of 12 months in the case of Mr. Trivedi or 9 months in the case of the other NEOs, and (ii) continuing payments to reimburse the executive for COBRA continuation coverage for a period of up to 12 months in the case of Mr. Trivedi or 9 months in the case of the other NEOs.
Each agreement further provides that if we terminate the executive’s employment with us for any reason other than Cause and not due to the executive’s death or disability, or the executive resigns for Good Reason, and in each case the termination occurs during the Change in Control Period, the executive will receive the following severance benefits: (i) a lump sum cash payment equal to 100% of the greater of the executive’s salary in effect as of immediately prior to his employment termination or the Change in Control, (ii) a lump sum cash payment equal to 100% of the greater of the executive’s target bonus in effect for the year in which the executive’s employment terminates or the Change in Control occurs, (iii) continuing payments to reimburse the executive for COBRA continuation coverage for a period of up to 12 months, (iv) 100% accelerated vesting of the executive’s outstanding equity awards that are subject to continued service-based vesting criteria and that no longer are or never were subject to the achievement of performance-based or other similar vesting criteria, and (v) 100% accelerated vesting of the amount of the outstanding equity award that has achieved the performance-based criteria.

In order to receive the severance benefits under the Agreement, the executive must sign and not revoke a release of claims in our favor and comply with confidentiality obligations.
As defined in the Agreements, “Cause” generally means the executive’s (i) repeated failure to perform his duties and responsibilities to the Company or abide in all material respects with the Company’s policies after receiving written notice, (ii) engagement in illegal conduct injurious to the Company in any material respect, (iii) material violation or material breach of his confidential information and invention agreement with the Company that is not cured within 20 days of written notice or is incapable of cure, or (iv) conviction or plea of no contest to a felony (other than motor vehicle offenses that do not materially impair the executive’s performance of his employment duties) or any crime involving fraud, embezzlement or other offense involving moral turpitude, and/or committing any act of embezzlement, dishonesty or fraud against or the misappropriation of material property belonging to the Company.
As defined in the Agreements, “Change in Control Period” generally means, subject to the occurrence of a Change in Control, the period beginning on the date that an agreement to enter into such Change in Control is signed and executed and ending on the date 12 months following such Change in Control. As defined in the Agreements, “Change in Control” generally means the occurrence of any of the following events: (i) a change in our ownership that occurs on the date that any one person or persons acting as a group (“Person”), acquires ownership of our stock that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of our stock; or (ii) a change in our effective control that occurs on the date that a majority of members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or (iii) a change in the ownership of a substantial portion of our assets that occurs on the date that any Person acquires (or has acquired during a 12-month period) assets from us with a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s), excluding any transfer to an entity that is controlled by our stockholders immediately after the transfer and any transfer of assets by us to an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us. For purposes of this definition, gross fair market value means the value of our assets, or the value of our assets being disposed of, determined without regard to any liabilities associated with such assets.
As defined in the Agreements, “Good Reason” generally means the executive’s voluntary termination of employment with us within 90 days following the expiration of our cure period following one or more of the following occurring without the executive’s prior consent: (i) a material reduction in the executive’s gross base salary other than in connection with a similar reduction for all similarly situated employees; (ii) a material reduction in the executive’s authority, duties, or responsibilities; or (iii) a relocation of the executive’s principal place of work to a location that is more than 50 miles from his current principal work site for us. The executive may not resign for Good Reason without first providing us with notice within 60 days of the initial existence of the condition that he believes constitutes Good Reason identifying the grounds for Good Reason and a reasonable cure period of at least 30 days following the date of such notice, during which such grounds must not have been cured.
Mr. Becker’s 2021 and 2022 RSU and PSU Agreements
Each of Mr. Becker’s 2021 and 2022 RSU and PSU agreements provides that if we terminate Mr. Becker’s employment with us for any reason other than Cause (as defined above) and not due to the executive’s death or Disability (as defined in the award agreement), or he resigns for Good Reason (as defined above), and in each case the termination occurs during the Change in Control Period (as defined above), Mr. Becker will receive 100% accelerated vesting of the outstanding equity awards for the RSU and any “Eligible Portion” of the PSU.

Potential Payments Upon Termination or Change in Control
The following table provides an estimate of the payments and benefits that would be provided in the circumstances described above for each of the NEOs, assuming the triggering event took place on December 31, 2022 (the last business day of 2022) and based on the $16.63 closing price per share of our common stock on the NYSE on that date. A number of factors may affect the nature and amount of any potential payments or benefits, and as a result, the payments and benefits actually paid (if any) may be different. For example, a triggering event may occur on a date other than December 31, 2022, the price per share of our common stock on the date of the triggering event may be higher or lower than $16.63 or the assumptions relied upon in the estimate of potential payments and benefits below may not reflect the actual circumstances of the triggering event. Accordingly, there is no guarantee that a triggering event would produce the same or similar results as those estimated below.
Termination of Employment Unrelated to a Change in Control
Name	Salary Continuation ($)	Value of Continued Health Care Coverage Premiums ($)	Total ($)
Dhrupad Trivedi	650,000	31,428	681,428
Matthew Bruening	255,000	15,246	270,246
Scott Weber(1)	—	—	—
(1)	Mr. Weber would not have met the one-year of employment for this benefit to apply.
Termination of Employment in Connection with a Change in Control
Name	Salary Continuation ($)	Target Annual Cash Bonus ($)	Restricted Stock Units ($)(1)	Value of Continued Health Care Coverage Premiums ($)	Total ($)
Dhrupad Trivedi	650,000	650,000	6,941,412	31,428	8,272,840
Matthew Bruening	340,000	340,000	2,008,488	20,328	2,708,816
Brian Becker(2)	—	—	443,921		443,921
Scott Weber(3)	—	—	248,120		248,120
(1)
The amounts reported in the table reflect the aggregate market value of the unvested shares of our common stock underlying outstanding restricted stock unit awards that would have vested had the NEO been terminated in connection with a Change in Control. The aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding restricted stock unit awards at December 31, 2022, that would become vested by (ii) $16.63 (the closing market price of our common stock on the NYSE on December 31, 2022, the last trading day in the fiscal year ended December 31, 2022).

(2)	Acceleration pursuant to the award agreements covering the 2021 and 2022 RSU and PSU awards.
(3)	Mr. Weber would not have met the one-year of employment for this benefit to apply.
In connection with his separation with the Company in June 2022, Mr. Cochran was paid a lump sum severance in an amount equal to nine (9) months of salary valued at $226,308 and six (6) months of continuing health coverage valued at $15,395.
Assumptions and Explanations of Numbers in Tables
The compensation committee retains discretion to provide additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1) (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	3,497,117(2)	$6.59(3)	10,544,561
Equity compensation plans not approved by stockholders	—	—	—
Total	3,497,117(2)	$6.59(3)	10,544,561
(1)
Includes 9,432,859 shares under our 2014 Equity Incentive Plan (the “2014 Plan”), which provides that the number of shares of our common stock (“Shares”) available for issuance under the 2014 Plan will be increased on the first day of each fiscal year (the “Evergreen”) in an amount equal to the least of (i) 8,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding fiscal year or (iii) such number of Shares determined by our board of directors; provided, however, that such determination under clause (iii) will be made no later than the last day of the immediately preceding fiscal year. In November 2020, the board of directors determined that the Evergreen under the 2014 Plan shall be zero (0) Shares for 2021 and for each subsequent year during the term of the 2014 Plan, unless otherwise determined by the board of directors for a given year prior to the commencement of such given year. Also, includes 1,111,702 shares available for issuance under our 2014 Employee Stock Purchase Plan, including shares subject to purchase during the current purchase period.

(2)	Consists of 3,217,763 shares granted as RSUs or PSUs and options to purchase 279,354 shares and excludes purchase rights under the 2014 Employee Stock Purchase Plan.
(3)	The weighted average exercise price does not take into account outstanding restricted stock units or restricted stock awards, which have no exercise price.
CEO Pay Ratio
Presented below is the ratio of annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
As determined in accordance with SEC rules, the fiscal year 2022 annual total compensation was $4,453,280 for our Chief Executive Officer, as reported in the “Summary Compensation Table” above. We estimate that the fiscal year 2022 annual total compensation for the median of all employees, excluding our Chief Executive Officer, was $177,685. The resulting ratio of our Chief Executive Officer’s annual total compensation to that of the median of all employees, excluding our Chief Executive Officer, for fiscal year 2022 is 25.06 to 1.
As permitted by SEC rules, to identify our median employee, we elected to use the annual total compensation of each employee for fiscal year 2022. For these purposes, annual total compensation included annual base salary or hourly wages, cash incentives, commissions, comparable cash elements of compensation in non-U.S. jurisdictions and grant date fair market value of equity compensation granted in fiscal year 2022. We utilized internal human resources records with all foreign currencies converted to U.S. dollars. All amounts were annualized for permanent employees who did not work for the entire year. We identified the employee with the median compensation calculated as described above. We calculated annual total compensation for the median employee using the same methodology used to calculate the “Total” column of the “Summary Compensation Table.” We selected the median employee from among our global population of employees as of the end of fiscal year 2022. We did not exclude any employees whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion.

Pay versus Performance
Below are the tables and related footnotes for PVP:
	Dhrupad Trivedi				Value of Initial Fixed $100 Investment Base On:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to CEO NEOs(3)(4)	The Company Total Shareholder Return	Peer Group Total Shareholder Return(1)	Net Income (millions)	100-Day Volume Weighted Average Stock Price(5)
2022	4,453,280	4,364,958	944,728	482,296	146.05%	21.81%	$46.9	$16.73
2021	3,135,250	7,250,200	1,121,976	1,943,908	142.08%	105.92%	$94.9	$15.07
2020	1,003,890	3,421,078	963,386	1,000,274	43.52%	74.45%	$17.8	$7.74

(1)	The Company’s peer group Total Shareholder Return is based on NYSE Technology Index, which is one of the indexes used for purposes of our 10-K performance graph.
(2)
The following represents the adjustments made to the Summary Compensation Table totals to derive the compensation actually paid to Mr. Trivedi in his role as CEO. Mr. Trivedi served as the CEO through the entire reporting period.

Adjustments	2022	2021	2020
Amounts reported in “Stock Awards” column of Summary Compensation Table	2,999,996	1,699,993	—
Fair value of outstanding and unvested stock awards that were granted in the current year:	3,237,507	2,156,627	—
Change in fair value for stock awards outstanding and unvested at the end of the current year that were granted in a prior year:	17,739	2,940,000	2,165,313
Fair value of stock awards granted and vested in the current year:	—	553,941	—
Change in fair value for stock awards vested in the current year that were granted in a prior year:	(343,571)	164,375	251,875
(3)
The following represents the adjustments made to the Summary Compensation Table totals for our non-CEO named executive officers to derive the average compensation actually paid for our non-CEO named executive officers.

Adjustments	2022	2021	2020
Amounts reported in “Stock Awards” column of Summary Compensation Table	475,557	499,998	519,585
Fair value of outstanding and unvested stock awards that were granted in the current year:	419,947	634,307	408,087
Change in fair value for stock awards outstanding and unvested at the end of the current year that were granted in a prior year:	1,649	520,860	147,107
Fair value of stock awards granted and vested in the current year	—	162,920	—
Change in fair value for stock awards vested in the current year that were granted in a prior year:	(71,765)	3,843	1,279
Fair value of stock awards forfeited in the current year that were granted in a prior year:	336,707	—	561,933
(4)	The named executive officers included in the non-CEO named executive average for each year are as follows:
2022	Messrs. Becker, Bruening, Cochran, and Weber.
2021	Messrs. Becker, Bruening, and Cochran,
2020	Messrs. Becker, Bruening, Cochran, Reiss, and Constantino.
(5)
Represents 100-Day Volume Weighted Average Stock Price (“VWAP”) as of December 31 of each applicable year. The VWAP metric is used for purposes of determining achievement of our 2022 PSU awards, which are eligible to vest upon the achievement of three distinct VWAP targets during the performance period beginning on the date of grant of the 2022 PSU award and ending on the four (4) year anniversary of such date.

As discussed in the Compensation Discussion and Analysis, our 100-Day Volume Weighted Average Stock Price is a performance goal in our long-term equity incentive compensation plan, and adjusted EBITDA and revenue are performance goals in our 2022 Executive Cash Incentive Plan. Though TSR and net income are not directly tied to the performance-based compensation paid to the NEOs, the 100-Day Volume Weighted Average Stock Price and the revenue performance measures are components of TSR and net income and, as such, TSR and net income results indirectly impact the compensation actually paid to our NEOs. A comparison of our TSR and the TSR of the reported peer group shows that our TSR for 2022 and 2021 exceeded the reported peer group.

The following metrics represent the three most important financial performance measures used by the Company in setting NEO compensation for the most recent fiscal year:
100-Day Volume Weighted Average Stock Price
Revenue
Adjusted EBITDA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2023 for:
•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 74,096,407shares of our common stock outstanding as of February 28, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 28, 2023 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o A10 Networks, Inc., 2300 Orchard Parkway, San Jose, California 95131. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	11,453,395	15.46%
The Vanguard Group(2)	5,694,530	7.69%
Entities affiliated with Summit Partners, L.P.(3)	3,888,206	5.25%
First Trust Portfolios L.P.(4)	3,861,953	5.21%
NEOs and Directors:
Dhrupad Trivedi(5)	182,309	*
Brian Becker(6)	27,908	*
Matthew Bruening(7)	11,111	*
Scott Weber	0	*
Tor R. Braham(8)	145,874	*
Peter Y. Chung(3)	3,888,206	5.25%
Eric Singer(8)	46,566	*
Dana Wolf(9)	5,158	*
All current executive officers and directors as a group (8 persons)(10)	4,307,132	5.81%
*	Represents beneficial ownership of less than one percent (1%).
(1)
A Schedule 13G/A was filed with the SEC on January 26, 2023 by BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company with the following subsidiaries who are also beneficial owners: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Ltd. This Schedule 13G/A reports that BlackRock has sole voting power with respect to 11,453,395 shares and sole dispositive power with respect to 11,453,395 shares beneficially owned as of December 31, 2022. The address for each of these entities is 55 East 52nd Street, New York, NY 10055.

(2)	A Schedule 13G/A was filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). Vanguard is an investor-owned group. This Schedule 13G/A reports that Vanguard has shared voting power with respect to 92,771 shares beneficially owned as of December 30, 2021, sole dispositive power with respect to 5,545,992 shares beneficially owned as of December 30, 2021 and shared dispositive power with respect to 148,538 shares beneficially owned as of December 30, 2021. The address for each of these entities is 100 Vanguard Blvd., Malvern, PA 19355.
(3)
Includes (i) 2,717,692 shares of common stock held of record by Summit Partners Growth Equity Fund VIII-A, L.P.; (ii) 992,866 shares of common stock held of record by Summit Partners Growth Equity Fund VIII-B, L.P.; (iii) 15,559 shares of common stock held of record by Summit Investors I, LLC, (iv) 1,399 shares of common stock held of record by Summit Investors I (UK), L.P., (v) 150,044 shares held in the name of Peter Y. Chung, and 10,316 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023. Peter Y. Chung holds shares and any RSUs for the benefit of Summit Partners, L.P., which he has empowered to determine when the underlying shares will be sold and which is entitled to the proceeds of any such sales. Summit Partners, L.P. is the managing member of Summit Partners GE VIII, LLC, which is the general partner of Summit Partners GE VIII, L.P., which is the general partner of each of Summit Partners Growth Equity Fund VIII-A, L.P. and Summit Partners Growth Equity Fund VIII-B, L.P. Summit Master Company, LLC is the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its Investment Committee. Summit Partners, L.P., through a two-person Investment Committee currently composed of Martin J. Mannion and Peter Y. Chung, has voting and dispositive authority over the shares held by each of these entities and therefore may be deemed to beneficially owns such shares. In addition, Mr. Chung is a member of Summit Master Company, LLC. Each of the Summit entities mentioned herein, Summit Partners, L.P., Summit Master Company, LLC, Mr. Mannion and Mr. Chung disclaim beneficial ownership of the shares of common stock and the RSUs in each case, to the extent of it or his pecuniary interest therein. The address for each of these entities and persons is 222 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)
A Schedule 13G was filed with the SEC on January 11, 2023 by First Trust Portfolios L.P. (“FT Portfolios”), First Trust Advisors L.P. (“FT Advisors”) and The Charger Corporation (“Charger”). This Schedule 13G reports that FT Portfolios has shared dispositive power with respect to 1,361,125 shares beneficially owned as of December 31, 2022 and FT Advisors and Charger each have shared voting power and shared dispositive power with respect to 3,861,953 shares beneficially owned as of December 31, 2022. The address for each of these entities is 120 East Liberty Drive, Suite 400, Wheaton, IL 60187.

(5)	Includes 41,667 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023.
(6)	Includes 1,111 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023.
(7)	Includes 11,111 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023.
(8)	Includes 10,316 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023.
(9)	Includes 5,158 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023.
(10)	Includes an aggregate of 89,995 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of February 28, 2023.

RELATED PERSON TRANSACTIONS
We describe below all transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors Rights Agreement
We are party to an investors rights agreement which provides, among other things, that certain holders of our common stock have the right to demand that we file a registration statement, or request that the shares of such stock be covered by a registration statement that we are otherwise filing, subject to certain exceptions. Certain entities affiliated with Summit Partners, L.P. (“Summit Partners”), one of whose managing directors, Peter Y. Chung, is a member of our board of directors, are parties to the investors rights agreement.
Stock Repurchase Agreement
On September 8, 2022, the Company entered into a Common Stock Repurchase Agreement (the “Repurchase Agreement”) with Summit Partners, one of whose managing directors, Peter Y. Chung, is a member of our board of directors. Pursuant to the Repurchase Agreement, the Company repurchased 3.5 million shares of common stock from Summit Partners for approximately $44.6 million. The common shares repurchased are held in treasury and accounted for under the cost method.
Employment Arrangements and Indemnification Agreements
We have entered into employment arrangements with certain of our current and former executive officers. See “Executive Officer Employment Agreements.”
We have also entered into indemnification agreements with certain of our officers and directors that require us to indemnify our officers and directors to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Party Transactions
The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. The audit committee charter provides that the audit committee may review and approve in advance any related party transactions.
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of the audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, the audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The audit committee has determined that certain transactions shall be deemed to be pre-approved by the audit committee, even if the aggregate amount involved will exceed $120,000, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Based on our review of forms we received, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during our fiscal ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on our website at http://investors.a10networks.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to A10 Networks, Inc., Attention: Investor Relations, 2300 Orchard Parkway, San Jose, California 95131.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or execute and return, at your earliest convenience, the proxy card in the envelope that will be provided with the proxy card.
THE BOARD OF DIRECTORS

San Jose, California March 15, 2023

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
What matters am I voting on?
You will be voting on:
•
the election of the director nominees named in this proxy statement, to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

•	a proposal to approve, on an advisory and non-binding basis, the compensation of our named executive officers as described in this proxy statement;
•	the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•	a proposal to approve the A10 Networks, Inc. 2023 Stock Incentive Plan, and
•	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of each of the director nominees;
•	“FOR” the approval, on an advisory and non-binding basis, of the compensation of our named executive officers as described in this proxy statement;
•	“FOR” the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
•	“FOR” the approval of the A10 Networks, Inc. 2023 Stock Incentive Plan.
Who is entitled to vote?
Holders of our common stock as of the close of business on February 28, 2023, the record date, may vote at the Annual Meeting. As of the record date, there were 74,096,407 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?
•
Proposal No. 1: The election of directors requires a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, meaning that the nominees who receive the largest number of votes cast “for” their election are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of “withhold” votes or broker non-votes) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The approval, on an advisory and non-binding basis, of the compensation of our named executive officers as described in this proxy statement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions are considered as a vote “against” the proposal because an abstention represents a share entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal. You may vote “for,” “against” or “abstain” on this proposal.

•
Proposal No. 3: The ratification of the appointment of Armanino LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions are considered as a vote “against” the proposal because an abstention represents a share entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal. You may vote “for,” “against” or “abstain” on this proposal.

•
Proposal No. 4: The approval of the A10 Networks, Inc. 2023 Stock Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions are considered as a vote “against” the proposal because an abstention represents a share entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal. You may vote “for,” “against” or “abstain” on this proposal.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or represented by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on April 25, 2023 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•	by written ballot at the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	returning a later-dated proxy card;
•	notifying the Secretary of A10 Networks, Inc., in writing, at A10 Networks, Inc., 2300 Orchard Parkway, San Jose, California 95131; or
•	completing a written ballot at the Annual Meeting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting in person?
To attend the meeting, you must be a holder of Company shares as of the record date of February 28, 2023. If you plan to attend, please notify the Company no later than April 25, 2023 at 5:00 p.m. Pacific Time by contacting Jaime Garcia (jgarcia@a10networks.com).
On the day of the meeting, you may be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Please note that seating is limited. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting.
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at http://www.proxydocs.com and http://investors.a10networks.com.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Dhrupad Trivedi, Brian Becker and Scott Weber have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to provide our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about March 15, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual stockholder meetings. All stockholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail.
How are proxies solicited for the Annual Meeting?
Our board of directors, officers and other employees may be soliciting proxies for use at the Annual Meeting by personal interview, telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for solicitation and all expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Armanino LLP. Your broker will not have discretion to vote on any other proposal absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding,” which allows us to deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
A10 Networks, Inc.
Attention: Investor Relations
2300 Orchard Parkway
San Jose, California 95131
(408) 325-8668
Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered at our 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices prior to certain deadlines. Those deadlines vary based upon when we actually hold our 2024 annual meeting and also whether the stockholder intends the proposal to be included in our proxy statement for the meeting.

Proposals Intended to be Included in our Proxy Statement
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting, our Secretary must receive the written proposal at our principal executive offices no later than November 16, 2023. In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
A10 Networks, Inc.
Attention: Secretary
2300 Orchard Parkway
San Jose, California 95131
Proposals Not Intended to be Included in our Proxy Statement
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal at an annual meeting of stockholders but who do not intend for the proposal to be included in our proxy statement for the meeting. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in the bylaws, provided, however, that such business must be a proper matter for stockholder action pursuant to the bylaws and applicable law.
If we hold the 2024 annual meeting no more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then, for a stockholder proposal to be considered at the 2024 annual meeting, our Secretary must receive the written notice at our principal executive offices at the above address:
•	no earlier than December 31, 2023; and
•	no later than the close of business on January 30, 2024.
If we hold the 2024 annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then our Secretary must receive the written notice no earlier than the close of business on the 120th day before the actual date of the 2024 annual meeting and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2024 annual meeting; or
•	the 10th day following the day on which we first announce publicly the date of the 2024 annual meeting.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear at such annual meeting to present such proposal, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must provide the information required by our bylaws and give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “—Proposals Not Intended to be Included in our Proxy Statement.”
Availability of Bylaws
You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Annex A
A10 NETWORKS, INC.
2023 STOCK INCENTIVE PLAN
(Adopted by the Board of Directors on   , 2023)
(Approved by the Stockholders on   , 2023)
Effective Date:   , 2023

A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN
A-i

A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN
A-ii

A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN
A-iii

A10 NETWORKS, INC.

2023 STOCK INCENTIVE PLAN
SECTION 1. ESTABLISHMENT AND PURPOSE.
The Plan is effective on the date the Plan is approved by the stockholders of the Company (the “Effective Date”). The Plan’s purpose is to enhance the Company’s ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Company and/or its Subsidiaries and Affiliates by providing Participants with equity ownership and other incentive opportunities.
SECTION 2. DEFINITIONS.
(a) “2014 Plan” means the A10 Networks, Inc. 2014 Equity Incentive Plan.
(b)  “Affiliate” means any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under the common control with, the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.
(c) “Award” means any award under the Plan of an Option, a SAR, a Restricted Share, a Stock Unit, a Stock-Based Award, or a Cash-Based Award.
(d) “Award Agreement” means the written agreement between the Company and the recipient of an Award, which contains the terms, conditions, and restrictions pertaining to such Award.
(e) “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.
(f)  “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.
(g) “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement or a related agreement with a Participation, with respect to a Participant’s termination of Service, the following: (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Participant’s (i) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) substantial and repeated failure to perform duties as reasonably directed by the person to whom the Participant reports; (iii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iv) gross negligence or willful misconduct with respect to the Company or an Affiliate; (v) material violation of the Company’s policies or codes of conduct, including policies related to discrimination, harassment, performance of illegal or unethical activities, or ethical misconduct; or (vi) any breach of any non-competition, non-solicitation, no-hire, confidentiality or other restrictive covenant between the Participant and the Company or an Affiliate; or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control (as defined in such agreement) actually takes place and then only with regard to a termination thereafter.
(h) “Change in Control” means the occurrence of any of the following events:
(i)
A change in the ownership of the Company which occurs on the date that any one Person, or more than one Persons acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such Person(s), constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (1) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in

A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

Control and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by individuals whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction,
(i) “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(j)  “Committee” means the Compensation Committee as designated by the Board, which is authorized to administer the Plan as described in Section 3 hereof.
(k)  “Company” means A10 Networks, Inc., a Delaware corporation, including any successor thereto.
(l)  “Consultant” means an individual who is an active or prospective consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or an active or prospective member of the board of directors of a Parent or a Subsidiary, in each case, who is not an Employee.
A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

(m)  “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code, or in the case of a Participant outside the United States or Awards other than ISOs, such other definition as determined by the Committee for purposes of the Plan taking into consideration the provisions of applicable law.
(n)  “Employee” means any individual who is a common-law, active, or prospective employee of the Company, a Parent, a Subsidiary, or an Affiliate (but not including any Outside Director).
(o)  “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(p)  “Exercise Price” means, (i) in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Option Award Agreement, and, (ii) in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
(q) “Fair Market Value” with respect to a Share means the market price of one Share determined by the Committee as follows:
(i)
If the Stock was traded over-the-counter on the date of determination, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)
If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, or The Nasdaq Global Select Market) or national market system on the date of determination, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading with respect to the Stock) on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems reasonable and appropriate.
The determination of fair market value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable law and is not required to be consistent with the determination of Fair Market Value for other purposes.
For any date that is not a trading day, the Fair Market Value of a Share for such date shall be determined under clauses (i) and (ii) above with reference to the immediately preceding trading day. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons and shall be consistent with the rules of Section 409A and Section 422 of the Code to the extent applicable.
(r) “ISO” means an Option intended to be an “incentive stock option” described in Section 422 of the Code. Each Option granted pursuant to the Plan will be treated as an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award Agreement; provided, however, that each Option designated as an ISO that fails to qualify as such pursuant to Section 422 of the Code shall be treated as an NSO.
(s)  “Nonstatutory Option” or “NSO” means an Option that is not an ISO.
(t)  “Option” means an option entitling the holder to acquire Shares upon payment of the exercise price and satisfaction of all vesting conditions.
(u)  “Outside Director” means a current or prospective member of the Board who is not a common-law employee of, or paid consultant to, the Company, a Parent, or a Subsidiary.
(v)  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Effective Date shall be a Parent commencing as of such date.
(w)  “Participant” means a person who holds an Award.
A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

(x)  “Person” means any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act. Notwithstanding the foregoing, for purposes of clause (ii) of the definition of Change in Control, Person but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company, a Parent, or Subsidiary, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock, and (iii) the Company or any Subsidiary of the Company.
(y) “Plan” means this 2023 Stock Incentive Plan of A10 Network, Inc., as amended, restated, modified, or otherwise supplemented from time to time.
(z)  “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Committee.
(aa)  “Restricted Share” means a Share subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to the Company if specified performance or other vesting conditions are not satisfied awarded under the Plan.
(bb)  “Returning Shares” means Shares subject to outstanding stock-based awards granted under the 2014 Plan that, following the Effective Date, are either (i) not issued because such award or portion thereof is forfeited or terminated for any reason before being exercised or settled; or (ii) subject to vesting restrictions and are subsequently forfeited.
(cc) “SAR” means a right entitling the holder upon exercise to receive an amount (payable in cash or in Stock of equivalent value) equal to the excess of the Fair Market Value of the Stock subject to the right over the Exercise Price from which appreciation under the SAR is to be measured.
(dd)  “Section 409A” means Section 409A of the Code, including any regulations and guidance promulgated thereunder.
(ee)  “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(ff)  “Service” means service as an Employee, Consultant, or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service terminates three months after an Employee goes on a bona fide leave of absence that was approved by the Company in writing, except where the terms of the approved leave provide otherwise, or when continued Service crediting is required by applicable law. For purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan (including with respect to all determinations upon a Participant’s change in status from a full-time Employee to a part-time Employee or to a Consultant or Outside Director).
Unless a different treatment is approved by the Company, vesting will be adjusted pro rata for any approved reductions in work hours (for example, from full-time to part-time) other than due to an approved leave of absence as discussed in the prior sentence (i.e., the portion of the award vesting on each vesting date is reduced pro rata based on the reduction in hours worked). Any reference to “termination of Service” or “termination” of a Participant’s Service, means the termination of the applicable Participant’s Service with the Company and its Affiliates.
(gg)  “Share” means one share of Stock as adjusted in accordance with Section 12 (if applicable).
(hh) “Stock” means the common stock of the Company.
(ii)  “Stock-Based Award” means an Award denominated in, convertible into, or otherwise based on Shares, other than an Option, a SAR, a Restricted Share, or a Stock Unit.
(jj)  “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash measured by the value of a Share on a future date) and may be subject to the satisfaction of performance, time, and/or other vesting conditions.
A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

(kk)  “Subsidiary” means any corporation, if the Company owns and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the Code.
SECTION 3. ADMINISTRATION.
(a)  Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the New York Stock Exchange or the Nasdaq Stock Market, as applicable, and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
(b)  Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, grant Awards under the Plan, and determine all terms of such grants, in each case, with respect to all Employees, Consultants, and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board or the Committee may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards, and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board or the Committee shall specify the total number of Awards that such officers may so award.
(c)  Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)	to interpret the Plan and to apply its provisions;
(ii)	to adopt, amend, or rescind rules, procedures, and forms relating to the Plan;
(iii)	to adopt, amend, or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;
(iv)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(v)	to determine when Awards are to be granted under the Plan;
(vi)	to select the Participants to whom Awards are to be granted;
(vii)	to determine the type of Award and number of Shares or amount of cash to be made subject to each Award;
(viii)
to prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and the Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), whether an Option is to be classified as an ISO or as an NSO, and the provisions of the agreement relating to such Award;

(ix)	to amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;
(x)	to prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;
(xi)	to determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;
(xii)	to determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
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(xiii)	to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;
(xiv)
to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting (or acceleration thereof), and/or ability to retain any Award; and

(xv)	to take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations, and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that such member of the Committee has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.
SECTION 4. ELIGIBILITY.
(a) General Rule. The Committee will select Participants from among Employees, Consultants, and Outside Directors. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 4(a) who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 4(a) who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the United States Treasury Regulations.
(b) Ten Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent, or a Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.
(c)  Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries.
(d)  Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding Options held by the Employee or by any other Person.
SECTION 5. STOCK SUBJECT TO PLAN; OUTSIDE DIRECTOR COMPENSATION LIMIT.
(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued shares or treasury shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (i) [5,600,000] Shares, plus (ii) any Returning Shares that become available from time to time (such overall limit, the “Share Limit”). Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed five times the number of Shares provided under clause (i) above plus; to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(b), but nothing in this Section 5 will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan.The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.
(b)  Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options, or SARs are forfeited, expire, or terminate for any reason before being exercised or settled, then the corresponding Shares shall again become available for Awards under the Plan. For the avoidance of doubt, any Shares withheld to satisfy the Exercise Price or tax withholding obligation pursuant to any Award, and any Shares subject to an Award which are not issued under an Award because that Award is wholly or partially settled in cash, shall not be added back to the Shares
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available for Awards under the Plan. Further, Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.
(c)  Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, stock units, or similar awards granted by another entity (including a Parent or a Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its Affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any Shares subject to substitute or assumed Awards shall not count against the Share Limit (nor shall Shares subject to such Awards, other than Returning Shares, be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.
(d) Outside Director Compensation Limit. The maximum number of Shares subject to Awards granted under the Plan during any one calendar year to any Outside Director, taken together with any cash fees paid by the Company to such Outside Director during such calendar year for service on the Board (other than the calendar year in which an Outside Director commences service on the Board), will not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), or, with respect to the calendar year in which an Outside Director is first appointed or elected to the Board, $1,000,000.
SECTION 6. RESTRICTED SHARES.
(a)  Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.
(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.
(c)  Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement, or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
(d) Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.
(e)  Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.
(a) Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in an Option Award Agreement. The Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Option Award Agreements entered into under the Plan need not be identical.
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(b)  Number of Shares. Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.
(c)  Exercise Price. Each Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant or 110% for ISOs granted to Employees described in Section 4(b)), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.
(d)  Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local, or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(e)  Exercisability and Term. Each Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Option Award Agreement shall also specify the term of the Option; provided, that the term of an option shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). An Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(f)  Exercise of Options. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.
(h) No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option or other Award until the date of the issuance of a stock certificate or other evidence of ownership for such Shares or until the Participant’s ownership of such Shares shall have been entered into the books of the registrar in the case of uncertificated stock. No adjustments shall be made, except as provided in Section 12.
(i)  Modification, Extension, and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair the Participant’s rights or obligations under such Option; provided, however, that an amendment or modification that may cause an ISO to become an NSO, and any amendment or modification that is required to comply with the rules applicable to ISOs, shall not be treated as materially impairing the rights or obligations of the Participant.
(j)  Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
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(k)  Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case, at such time and based upon such terms and conditions as the Committee shall establish.
SECTION 8. PAYMENT FOR SHARES.
(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.
(b)  Surrender of Stock. To the extent that an Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or the Participant’s representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
(c)  Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).
(d)  Cashless Exercise. To the extent that an Option Award Agreement so provides, if the Stock is traded on an established securities market, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.
(e)  Exercise/Pledge. To the extent that an Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.
(f) Net Exercise. To the extent that an Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Option Award Agreement.
(g)  Promissory Note. To the extent that an Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.
(h) Other Forms of Payment. To the extent that an Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.
(i)  Limitations under Applicable Law. Notwithstanding anything herein or in an Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
SECTION 9. STOCK APPRECIATION RIGHTS.
(a) SAR Award Agreement. Each grant of an SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.
(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.
(c)  Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing,
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SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.
(d)  Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR provided that the term of the SAR shall in no event exceed 10 years from the date of grant. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.
(f)  Exercise of SARs. Upon exercise of a SAR, the Participant (or any Person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash, or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.
(g)  Modification, Extension, or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair the Participant’s rights or obligations under such SAR.
(h) Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case, at such time and based upon such terms and conditions as the Committee shall establish.
SECTION 10. STOCK UNITS.
(a) Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.
(b)  Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c)  Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.
(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement, holders of Stock Units awarded under the Plan shall have no right to dividends or dividend equivalents.
(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares, or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a number of trading days. A Stock Unit Award
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Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A, to the extent applicable to the Participant. The amount of a deferred distribution may be increased by an interest factor. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.
(f) Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries, provided the Committee has permitted the designation of a beneficiary and such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Committee. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company, provided the Committee has permitted the designation of beneficiaries. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If the Committee has not permitted the designation of a beneficiary, if no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.
(g)  Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company subject to the terms and conditions of the applicable Stock Unit Award Agreement.
SECTION 11. CASH-BASED AWARDS AND STOCK-BASED AWARDS.
The Committee may, in its sole discretion, grant Cash-Based Awards and Stock-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award or Stock-Based Awards, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award or Stock-Based Awards shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award or Stock-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.
SECTION 12. ADJUSTMENT OF SHARES.
(a)  Adjustments.
(i)
Recapitalization Transactions. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off, or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(A)	the class(es) and number of securities available for future Awards and the limitations set forth under Section 5;
(B)	the class(es) and number of securities covered by each outstanding Award; and/or
(C)	the Exercise Price under each outstanding Option and SAR.
(ii)
Other Adjustments. In the event of other transactions, the Committee may make such changes as provided in subsection (a)(i) herein, as it determines are necessary or appropriate to avoid distortion in the operation of the Plan.

(iii)	Committee’s Authority. The Committee’s determinations will be final, binding, and conclusive on all Persons.
(b)  Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
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(c)  Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section  409A, to the extent applicable, such agreement may provide for, without limitation, one or more of the following:
(i)	the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;
(ii)	the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
(iii)	the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv)	immediate vesting, exercisability, or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction;
(v)
cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the merger or reorganization, in exchange for such cash or equity consideration (including no consideration) as the Committee, in its sole discretion, may consider appropriate; or

(vi)
settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), provided that any such amount may be delayed to the same extent that payment of consideration to the holders of Stock in connection with the merger or reorganization is delayed as a result of escrows, earnouts, holdbacks, or other contingencies;

in each case without the Participant’s consent or prior notice. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. Any actions hereunder will comply with, or be exempt from, Section 409A to the extent determined by the Committee to be reasonably practicable.
The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
(d)  Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of Shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any potential change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.
(e)  Failure to Assume. In the event that the Company undergoes a Change in Control and the successor corporation does not assume or substitute an the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares and Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted, the Committee will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.
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For the purposes of this subsection (e), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Stock Unit for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 12(e) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(f)  Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, then the Participant will fully vest in and have the right to exercise Options and/or SARs as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
SECTION 13. DEFERRAL OF AWARDS.
(a)  Committee Powers. Subject to compliance with Section 409A (or an exemption therefrom), the Committee (in its sole discretion) may permit or require a Participant to:
(i)
have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or
(iii)
have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.

Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.
(b)  General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.
SECTION 14. AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs; provided, however, that the Company may not grant any award under the 2014 Plan on or after the Effective Date. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.
A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

SECTION 15. PAYMENT OF DIRECTORS’ FEES IN SECURITIES.
(a)  Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.
(b)  Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units. An Outside Director may elect to receive the Outside Director’s annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.
(c) Number and Terms of NSOs, SARs, Restricted Shares, or Stock Units. The number of NSOs, SARs, Restricted Shares, or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Stock Units shall also be determined by the Board.
SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, United States state securities laws and regulations, the regulations of any stock exchange on which the Company’s securities may then be listed, and any foreign securities, exchange control, or other applicable laws, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.
SECTION 17. TAXES.
(a)  Withholding Taxes. To the extent required by applicable federal, state, local, or foreign law, a Participant or the Participant’s successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of the Participant’s withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that the Participant previously acquired. Such Shares shall be valued at their fair market value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to such Participant in excess of the number necessary to satisfy the maximum applicable tax withholding.
(c)  Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A (and shall be interpreted and construed to comply with Section 409A). If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 18. TRANSFERABILITY.
Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner (prior to the vesting and lapse of any
A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer, or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.
SECTION 19. PERFORMANCE-BASED AWARDS.
The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goal, including (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) new product development; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) sales; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; or (xxxv) inventory turnover ratio. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in combination with another performance goal (for example, but not by way of limitation, as a ratio or matrix), (C) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (D) on a per-share or per-capita basis, (E) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, business unit, joint venture and/or other segment), and/or (F) on a pre-tax or after-tax basis. Performance goals may differ from Participant to Participant and from Award to Award.
SECTION 20. NO EMPLOYMENT RIGHTS.
No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee, Outside Director or Consultant. The Company and/or its Subsidiaries, as applicable, reserve the right to terminate any person’s Service at any time and for any or no reason, with or without notice.
SECTION 21. DURATION AND AMENDMENTS.
(a) Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the Plan is approved the stockholders of the Company.
(b) Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules.
(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.
SECTION 22. AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES.
Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Subsidiaries and Affiliates operate or in which Participants work or reside, the Committee, in its sole discretion, will have the power and authority to (a) determine which Participants outside the United States will be eligible to participate in the Plan; (b) modify the terms and conditions of any Award granted to Participants outside the United States; (c) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures, or sub-plans applicable to particular Subsidiaries and Affiliates or Participants in particular locations;
A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

provided that no such sub-plans and/or modifications shall take precedence over Section 3 or otherwise require stockholder approval; (d) take any action, before or after an Award is granted, that it deems advisable to obtain approval or to facilitate compliance with any necessary local governmental regulatory exemptions or approvals; and (e) impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, Disability, retirement, or other termination of employment, available methods of exercise or settlement of an Award, payment of income tax, social insurance contributions, and payroll taxes, the shifting of employer tax or social insurance contribution liability to a Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Board will only take action and grant Awards that comply with applicable laws.
SECTION 23. GOVERNING LAW; WAIVER OF JURY TRIAL.
The Plan and each Award Agreement and all disputes or controversies arising out of or relating thereto shall be governed by, and construed in accordance with, the internal laws of the State of California, without application of the conflicts of law principles thereof. EACH PARTICIPANT WAIVES ANY RIGHT SUCH PARTICIPANT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE PLAN AND ANY AWARD THEREUNDER.
SECTION 24. SUCCESSORS AND ASSIGNS.
The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
SECTION 25. EXECUTION.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.
A10 NETWORKS, INC.

By:
Name:
Title:

Date:
A10 NETWORKS, INC. 2023 STOCK INCENTIVE PLAN

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

Nominees	For	Withhold
1a. Tor R. Braham	☐	☐
1b. Peter Y. Chung	☐	☐
1c. Eric Singer	☐	☐
1d. Dhrupad Trivedi	☐	☐
1e. Dana Wolf	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000595412_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

A10 NETWORKS, INC.
Annual Meeting of Stockholders
April 26, 2023
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Dhrupad Trivedi, Brian Becker and Scott Weber, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of A10 Networks, Inc., to be held on Wednesday, April 26, 2023 at 10:00 a.m. Pacific time, at the Company's executive offices located at 2300 Orchard Parkway, San Jose, California 95131, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000595412_2 R1.0.0.6